Exhibit 10.1.1
[Translation of Chinese original]
EQUITY TRANSFER AGREEMENT
IN CONNECTION WITH
SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY
By and Among
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD.
JUANJUAN TANG
And
JINYU FAN

Table of Contents

Article 1.	Definitions	1
Article 2.	Equity Transfer	3
Article 3.	Representations and Warranties	3
Article 4.	Closing	4
Article 5.	Further Undertakings	6
Article 6.	Rights of the Parties	10
Article 7.	Confidentiality	10
Article 8.	Notices	11
article 9.	Liability for Breach of Agreement	12
Article 10.	Expenses and Taxes	12
Article 11.	Dispute Resolution	13
Article 12.	Governing Law	13
Article 13.	Language	13
Article 14.	Entire Agreement	13
Article 15.	Effectiveness	13
Appendix 1.	Particulars of the Company	2
Appendix 2.	Conditions Precedent to Closing	3
Appendix 3.	Representations and Warranties	5
Appendix 4.	Intellectual Property Protection and Non-Compete Agreement	17
Appendix 5.	Non-Disclosure Agreement	32
Appendix 6.	Disclosure Letter	43
Appendix 7.	Financial Reports	44
Appendix 8.	Existing Television Programs	55

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is entered into on this 8th day of April 2008 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	JUANJUAN TANG, a natural person and citizen of the People’s Republic of China whose ID card number is 310103195712232046 and whose residential address is No. 2, Lane 520, Shunchang Road, Shanghai;

JINYU FAN, a natural person and citizen of the People’s Republic of China whose ID card number is 310104195808141612 and whose residential address is No. 18, Lane 481, Taixing Road, Shanghai; (Juanjuan Tang and Jinyu Fan are hereinafter collectively referred to as “Party B”); and

(3)	SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY, a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai (the “Company”).
WHEREAS:
(A)	Party B owns 100 percent of the Equity in the Company (the detailed particulars of the Company as at the execution date hereof are set forth in Appendix 1 hereto), of which Juanjuan Tang owns 60 percent and Jinyu Fan owns 40 percent.

(B)	Party A and Party B agree that Party B will transfer 100 percent of the Equity of the Company to Party A (the “Proposed Equity Transfer”) on the terms and conditions herein, whereby Juanjuan Tang will transfer 60 percent of the Equity to Party A and Jinyu Fan will transfer 40 percent of the Equity to Party A.
NOW, THEREFORE, following amicable negotiations, the Parties have agreed on the Agreement as follows:
ARTICLE 1. DEFINITIONS
1.1	Unless otherwise expressly provided or required by the context, the following terms shall have the meanings assigned to them below:

“Equity” means, unless otherwise agreed by the Parties, 100 percent of the capital contribution to the Company owned by Party B and all title, rights and interests that the same represents (including the rights and interests in any retained profits of the Company), namely the equity that is the object of the Proposed Equity Transfer.

“Closing” means the completion by the Parties of the transfer of the Equity mentioned in Article 2 hereof pursuant to Article 4.3 of this Agreement.

“Closing Date” means the date on which all of the conditions for the Proposed Equity Transfer set forth in Appendix 2 hereto have been fulfilled (or waived) and the Parties confirm, in accordance with Article 4 hereof, that all of the Conditions Precedent have been fulfilled (or waived), or such other date as agreed upon by Both Parties.

“Encumbrances” means any mortgages, claims, liens, options, pledges, encumbrances, preemptive rights, acquisition rights, seizure rights, ownership retention, setoff rights, counterclaims, trust arrangements and other such restrictions (including restrictions on use, voting, transfer, receiving income and exercise of owner’s equity);

“Due Diligence” means the comprehensive due diligence of the Company conducted by Party A and the third party/parties designated by Party A.

“Confidential Information” means all oral or written information on or relating to any of the Parties’ business operations, business strategies, business plans, investment plans, sales, clients, marketing, technologies, research and development, finances or otherwise, including but not limited to all reports and records containing such information and all copies (including electronic copies), reproductions, reprints and translations thereof. For the purposes of this Agreement, the term “Confidential Information” shall also include this Agreement and any of the documents (including but not limited to the necessary documents that Both Parties are required to execute for Closing) specified or mentioned herein.

“Conditions Precedent” means the conditions precedent for the Closing set forth in Appendix 2 hereto.

“Working Day” or “Business Day” means a day other than a Saturday, Sunday or statutory public holiday in mainland China.

“Renminbi” or “RMB” means the legal currency of the PRC.

“AoA” means the articles of association of the Company (including versions thereof as amended and supplemented from time to time).

“Registration Authority” means the competent administration for industry and commerce with which the Company is registered.
1.2	Unless otherwise expressly provided or required by the context:
1.2.1	any reference to a contract, agreement or document mentioned herein shall include such contract, agreement or document as may be amended, supplemented or substituted from time to time;

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1.2.2	any reference to a person mentioned in this Agreement or other related contract, agreement or document shall include such person’s successors and permitted assigns;

1.2.3	any reference to an Article or Appendix mentioned herein shall refer to the Article and Appendix of and to this Agreement; and

1.2.4	“Party” shall refer to any of the Parties hereto, “Parties” or “Each Party” shall refer to each Party or all of the Parties hereto and “Both Parties” shall refer to Party A and Party B.
ARTICLE 2. EQUITY TRANSFER
2.1	Party B agrees to transfer the Company’s Equity to Party A for the price of Renminbi Five Million (RMB5,000,000) (the “Transfer Price”) and Party A agrees to purchase the Company’s Equity from Party B for the price of Renminbi Five Million (RMB5,000,000) in accordance with Article 4.3 hereof. The Equity shall not be subject to any Encumbrances.

2.2	The Company’s Equity structure prior to the completion of the Proposed Equity Transfer is as set forth below:

Name of shareholder	Capital contribution	Percentage
Jinyu Fan	RMB2,000,000	40%
Juanjuan Tang	RMB3,000,000	60%
Total	RMB5,000,000	100%
2.3	The Company’s Equity structure after the completion of the Proposed Equity Transfer shall be as follows:

Name of shareholder	Capital contribution	Percentage
Redgate Interactive Advertising (Beijing) Co., Ltd.	RMB5,000,000	100%
Total	RMB5,000,000	100%
ARTICLE 3. REPRESENTATIONS AND WARRANTIES
3.1	Each Party makes the following representations and warranties to the other Parties hereto:

Each Party has the right, authorization and power to enter into and perform this Agreement and once executed, this Agreement shall become a lawful, valid and binding obligation on the Parties that may be enforced pursuant to the terms hereof.

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3.2	Party B and the Company, separately and jointly, further give to Party A the representations and warranties set forth in Appendix 3 hereto.

3.3	Unless otherwise expressly provided herein, each Party warrants that all of the representations and warranties that said Party has given are, on the execution date hereof and the Closing Date, true, accurate, complete and not misleading.

3.4	If any of the representations or warranties given in this Agreement by any Party is false or erroneous, or if any representation or warranty is not duly and timely performed, the Party that gave such representation or warranty shall be deemed in breach of said representation or warranty. In addition to performing the other obligations specified herein, the Party in breach of the representation or warranty shall pay compensation and bear the losses, damage, expenses (including but not limited to reasonable legal fees or litigation expenses) and liabilities incurred by the non-breaching Parties as a result of such breach.

3.5	Prior to the completion of the Closing, if a Party becomes aware that any of the representations or warranties given herein by said Party is untrue, inaccurate, incomplete or misleading to the other Parties:
3.5.1	the Party in breach of said representation or warranty shall promptly notify the other Party of such circumstance in writing;

3.5.2	the Party in breach of said representation or warranty shall promptly take all necessary measures to cure such breach; if said Party fails to cure the breach within thirty (30) days from the date of giving the written notice specified in Article 3.5.1 hereof, the Parties shall consult in good faith so as to reach a solution acceptable to all of the Parties; and

3.5.3	if the breach of the representation or warranty remains uncured and Both Parties fail to reach a solution within thirty (30) days from the commencement of the good faith consultations mentioned in Article 3.5.2 above, the non-breaching Party may opt to proceed with the Closing or unilaterally terminate this Agreement without taking any liability. Unless agreed in writing by all of the non-breaching Parties, under no circumstances shall the Party in breach of the representation or warranty be deemed to have been released from its liability for breach of Agreement under Article 3.4 hereof. The termination hereof will not affect the rights or obligations that have arisen prior to the termination.
ARTICLE 4. CLOSING
4.1	Fulfillment of the Conditions set forth in Appendix 2 shall be the Conditions Precedent to Closing.

4.2	Both Parties shall respectively have the right to notify the other Party in writing that said Party is waiving part or all of the Conditions Precedent that the other Party is required to fulfill. The Parties agree that, within three (3) Business Days after all of the Conditions Precedent have been fulfilled (or waived), Party B shall provide the relevant supporting documentation to Party A and give Party A a written notification.

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The Parties shall jointly confirm in writing whether the Conditions Precedent have been fulfilled within three (3) Business Days from the date on which the notice is given or on such other date as may be agreed by the Parties.

4.3	The Closing of the Proposed Equity Transfer shall take place in Shanghai on the Closing Date. At the time of the Closing, Party B shall submit to Party A written documentation, evidencing that the Conditions Precedent have been fulfilled (including but not limited to all documentation amended by the Registration Authority which identifies Party A as the shareholder of the Company, such as the Company’s register of shareholders, the AoA and the new business license which reflects the change in business registration, and the business registration documents that evidence the change in registration of the Company’s directors to those persons appointed by Party A). The Parties shall confirm in writing whether all of the Conditions Precedent specified in Article 4.1 hereof have been fulfilled. Subject to the completion of the undertakings specified in Article 5 hereof, Party A shall, within one (1) year from the Closing Date, pay the Transfer Price specified in Article 2.1 hereof to the account designated by Party B.

4.4	Both Parties shall use all reasonable efforts to procure the fulfillment of all of the Conditions Precedent for Closing. If any Condition Precedent is not fulfilled within thirty (30) days from the execution date hereof, Both Parties shall promptly hold consultations to seek a solution. If Both Parties fail to reach agreement within sixty (60) days from the commencement of consultations:
4.4.1	this Agreement shall terminate automatically on the date the sixty (60) day period expires, unless Both Parties agree otherwise in writing. Unless otherwise provided herein, such termination shall not affect Both Parties’ rights and obligations that may have arisen by the time of the termination hereof; and

4.4.2	after the termination hereof, each Party shall take all necessary actions to restore this Agreement to a state identical to that prior to the execution, including but not limited to applying to the competent government authorities to cancel, withdraw or amend any applications, registrations, recordals or any other relevant procedures that have been carried out or are in the process of being carried out in connection with the transactions specified herein.
4.5	Except as otherwise provided in Article 4.4 hereof, if the Closing cannot be carried out due to a force majeure event (despite of fulfillment of all of the other Conditions Precedent), the Parties shall promptly hold mutual consultations to seek a solution. If the Parties fail to reach a solution within fifteen (15) Working Days from the fulfillment of all of the Conditions Precedent:
4.5.1	this Agreement shall terminate automatically on the date the fifteen (15) Working Day period expires, unless the Parties agree otherwise in writing. Unless otherwise provided herein, such termination shall not affect the Parties’ rights and obligations that may have arisen by the time of the termination hereof; and

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4.5.2	after the termination hereof, each Party shall take all necessary actions to restore this Agreement to a state identical to that prior to the execution, including but not limited to applying to competent government authorities to withdraw, cancel or amend any applications, registrations, recordals or any other relevant procedures that have been carried out or are in the process of being carried out in connection with the transactions specified herein.
4.6	Both Parties agree that the non-breaching Party may require that the Party in breach to compensate for all claims, expenses, costs, losses and liabilities (including tax liabilities) incurred or arising in connection with said breach, whether directly or indirectly, if:
4.6.1	Party B fails to perform or to punctually complete the performance of said Party’s obligations under Article 4.1 hereof, thereby making the Closing of the Proposed Equity Transfer impossible; or

4.6.2	Party A fails to pay to Party B the Transfer Price in full in accordance with Article 4.3 hereof.
ARTICLE 5. FURTHER UNDERTAKINGS
5.1	The Parties agree that they shall each sign all of the documents and make in accordance with the law all the acts required for the full implementation of this Agreement. With a view to ensuring the continuous and stable operations of the Company, Party A agrees that, unless it is required to make an adjustment due to its or its affiliate’s listing on a stock exchange or due to another reason specified in law, it will appoint Juanjuan Tang to continue to serve as the legal representative of the Company until it has commenced paying the Transfer Price. Party A shall have the right to replace the Company’s legal representative by any third party designated by it within five (5) days after completing payment of the Transfer Price and Juanjuan Tang shall take all actions to cooperate with Party A in carrying out the business registration procedures for the change in the Company’s legal representative.

5.2	Party B, as the existing shareholders of the Company, may not do anything or permit the Company to do anything during the period between the execution date hereof and the Closing Date that could have a material adverse effect on the Equity and/or the Company. For this purpose, Party B and/or the Company undertake(s) that, during the period between the execution date hereof and the Closing Date, unless otherwise agreed in advance in writing by Party A:
5.2.1	the Company shall not be permitted to pay (nor shall it agree to pay) any amounts other than amounts it is required to pay in the normal course of its business; notwithstanding the foregoing, the Company shall not incur (or agree to incur) any single cash payments exceeding Renminbi Fifty Thousand (RMB50,000) or cash payments that in the aggregate exceed Renminbi One Hundred and Fifty Thousand (RMB150,000) regardless of whether the same is incurred in the normal course of business;
5.2.2	(i)	the Company shall not be permitted to pay, , sell, mortgage, pledge, lease, assign or otherwise dispose of assets that are not set forth in its

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scope of business where the total transaction value exceeds Renminbi Ten Thousand (RMB10,000);

(ii)	other than in the normal course of business, the Company shall not be permitted to dispose of any fixed assets or approve of the disposal or acquisition of the Company’s fixed assets, relinquish any rights in any of the Company’s assets or enter into any Agreement that could result in the running off of any fixed assets or cause the Company to incur any other liabilities;

(iii)	the Company shall not make any expenditures that are not set forth in its scope of business where the total amount exceeds Renminbi Ten Thousand (RMB10,000) or purchase any tangible or intangible assets (including equity investments in any company) that are not set forth in its scope of business whose value exceeds Renminbi Ten Thousand (RMB10,000);
5.2.3	Party B and/or the Company shall not be permitted to carry out any transaction or take any action other than in the normal course of the Company’s business;

5.2.4	Party B and/or the Company shall not be permitted to commit any act or omission that constitutes or could constitute a breach of the representations and warranties given by Party B and/or the Company hereunder;

5.2.5	the Company shall not be permitted to declare a distribution or make a payment or make preparations for the declaration, payment or distribution of any dividends or bonuses or carry out another profit distribution;

5.2.6	the Company shall not be permitted to carry out or agree to carry out a capital increase, capital reduction or any other such change in its capital;

5.2.7	other than the loans disclosed to Party A by the Company prior to the execution date hereof, the Company shall not be permitted to make or extend loans or provide any other such form of financial assistance to any third party;

5.2.8	unless otherwise provided in the laws, statutes, rules or regulations, the Company shall not be permitted to pay a bonus to any manager, director, employee, sales representative, agent or advisor, increase the said persons’ income in any manner or change the remuneration or benefits of such persons in any manner whatsoever;

5.2.9	the Company shall not be permitted to provide security or guarantees to Party B or any third party or create any mortgage, pledge or other form of Encumbrance over its assets;

5.2.10	the Company shall not be permitted to prepay debts, release any third party from the Company’s claims on such party or waive any right of recourse;

5.2.11	any contracts or agreements into which the Company has entered shall not be permitted to amend;

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5.2.12	the Company’s accounting methods, policies or principles, or financial and accounting rules and regulations shall not be permitted to be revised;

5.2.13	any of the Company’s sales practices or accounting methods shall not be permitted to be materially revised or altered, or the Company’s employment policies, rules or regulations shall not be permitted to be materially changed;

5.2.14	other than resolutions taken for the purpose of performing this Agreement, any shareholders’ resolution or board resolution that runs counter to the conventional matters discussed and adopted at annual shareholders’ meetings of the Company shall not be permitted to be adopted,

5.2.15	Party B and/or the Company shall not be permitted to take any actions that are inconsistent with the provisions hereof or the transactions contemplated hereunder;

5.2.16	the Company shall not be permitted to restructure its Equity structure, amend its AoA or otherwise amend its registered business particulars (e.g. its name, address or such other basic particulars);

5.2.17	the Company shall be permitted to enter into agreements involving intellectual property with any third party, regardless of whether, by virtue of such an agreement, the title to intellectual property owned by the Company changes (including but not limited to change by transfer, gifting, etc.), or intellectual property owned by the Company is licensed to a third party or the Company has use of a third party’s intellectual property; and

5.2.18	anything that could result in any of the aforementioned circumstances arising shall not be permitted.
5.3	If the facts which Party B and/or the Company relied in making its and/or their representations and warranties herein change, potentially causing a material adverse effect on the transactions hereunder, Party B and/or the Company will promptly disclose such facts to Party A.

5.4	The Company shall take all reasonable actions to safeguard its assets, use its best efforts to retain its existing management and core technical personnel and maintain its relationships with its clients, suppliers and other such third parties that have an association with the Company’s business so as not to harm its reputation or its prospects as a going concern.

5.5	Subject to a prior written notice, Party A shall have the right, during normal working hours, to request that the Company provide its financial statements and all other such documents relating to its business for Party A’s review and the right to take copies or summaries thereof.

5.6	The Parties hereby agree and confirm that the equity acquisition and payment of the Transfer Price by Party A pursuant hereto are reliant on the Company’s net equity value as confirmed in the financial information disclosed or provided by Party B

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during the audit of the Company. Accordingly, if, after the completion of the Proposed Equity Transfer, Party A discovers that the Company has any unpaid debts that are not disclosed during the audit (a “Default Amount”), each of the parties comprising of Party B undertakes that said Party shall bear the joint and several liability in respect of such Default Amount in proportion to said Party’s capital contribution to the Company prior to the Proposed Equity Transfer. Party A shall have the option, at its own discretion, to either deduct the Default Amount from the Transfer Price (if it has not been paid) or demand that Party B otherwise pay the Default Amount to the Company.
5.7	Party B, as management of the Company, agrees to take all necessary actions after the completion of the Closing:
5.7.1	to ensure, upon the expiration of each relevant Agreement, the renewal by the Company of the exclusive advertising agency Agreements for the television programs set forth in Appendix 8 hereto (“Existing Television Programs”). Pursuant to such renewed Agreements, the Company shall at least have no less than one (1) year of exclusive advertising agency rights for the Existing Television Programs; or

5.7.2	to procure the execution by the Company of exclusive advertising sales agency agreements with other television programs so as to ensure that under any circumstance the Company is the sole exclusive advertising agency for at least four television programs (such television programs shall be subject to the consent and approval of Party A), and the provisions, terms and conditions of such exclusive advertising sales agency agreements shall be substantially identical to those of the exclusive advertising sales agency agreements set forth in Schedule 3 of Appendix 3 hereto and shall be subject to the consent and approval of Party A.
5.8	Party A agrees that, after the completion of the Closing, it shall appoint Jinyu Fan as the Company’s first post-Closing general manager, and shall expressly specify the general manager’s functions and powers in the Company’s AoA which, in general, shall include the following:
5.8.1	directing the Company’s production, operations and management, and arranging for the implementation of the board’s resolutions;

5.8.2	arranging for the implementation of the Company’s annual business plans and investment plans;

5.8.3	drafting the plan for the establishment of the Company’s internal management organizations;

5.8.4	drafting the Company’s basic rules and regulations;

5.8.5	drafting the Company’s specific rules and regulations;

5.8.6	submitting for approval the appointment or dismissal of the Company’s deputy general manager and financial controller;

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5.8.7	submitting for approval the appointment or dismissal of management personnel other than those who are subject to the appointment or dismissal by the Company’s shareholder and board; and

5.8.8	attending board meetings in a non-voting capacity.
ARTICLE 6. RIGHTS OF THE PARTIES
6.1	The Parties agree that if any of the following facts, matters or events exists prior to the Closing, Party A may terminate this Agreement without taking any liability by notifying Party B and/or the Company in writing. Additionally, it may demand that the Party in breach bear the liability for breach of Agreement specified in Article 9 hereof:
6.1.1	an act of Party B and/or the Company that constitutes a fundamental breach hereof, making it impossible for Party A to acquire the Equity;

6.1.2	a breach by Party B and/or the Company of any representation or warranty, and such breach has a material adverse effect on the Company and the transactions hereunder; or

6.1.3	a matter that has or could have a material adverse effect on the Company’s business, financial position or prospects.
6.2	The Parties agree that if any of the following facts, matters or events exists prior to Closing, Party B may terminate this Agreement without taking any liability by notifying Party A in writing. Additionally, Party B may demand that the Party in breach bear the liability for breach of Agreement under Article 9 hereof:
6.2.1	an act of Party A that constitutes a fundamental breach hereof, making it impossible for Party B to obtain the Transfer Price; or

6.2.2	a matter that has or could have a material adverse effect on the transactions hereunder that arises due to a deliberate act by or gross negligence on the part of Party A.
ARTICLE 7. CONFIDENTIALITY
7.1	A Party (the “Receiving Party”) that becomes aware of or receives Confidential Information from a Party hereto (the “Disclosing Party”) shall keep such information confidential, may not use such Confidential Information for any purpose other than for this Agreement and may not disclose the Confidential Information to any party other than Party A or Party B (or a company appointed by Party A or Party B (such company shall bear the confidentiality obligations hereunder, and Party A or Party B shall bear the legal liability arising from a breach of the confidentiality obligations hereunder committed by any company appointed by said Party)) without the prior written consent of the other Parties. Notwithstanding the foregoing restrictions, the confidentiality obligations set forth in this Article 7 shall not apply to:

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7.1.1	information that has entered the public domain due to a fault other than one attributable to the Receiving Party or said Party’s representatives, agents, suppliers or subcontractors;

7.1.2	information legitimately and legally obtained by the Receiving Party from a third party, provided that, at the time of obtaining such information, it was not subject to confidentiality obligations or other restrictions on use; or

7.1.3	information in written form owned by the Receiving Party, which is not subject to any restrictions on use or disclosure and is not obtained for the purpose of executing or performing this Agreement.
7.2	Notwithstanding Article 7.1, the Receiving Party may disclose Confidential Information to it or its employees, directors and professional advisors for the purpose of reasonably realizing the objectives of this Agreement, provided that the Receiving Party ensures that such employees, directors and professional advisors are aware of and comply with the confidentiality obligations set forth in this Article. If the disclosure of relevant Confidential Information is required by law or demanded by a competent court, regulatory authority or any other such competent government agency, the Receiving Party may disclose such Confidential Information, provided that the Receiving Party shall, to the extent permitted by relevant laws and statutes, take all necessary acts to ensure that the Confidential Information is treated as confidential.

7.3	The Receiving Party may not reproduce any Confidential Information in any manner whatsoever without the prior written consent of the Disclosing Party.
ARTICLE 8. NOTICES
8.1	Any notice hereunder shall be made in writing and dispatched by fax or registered mail to the recipient’s designated number or address. Notices dispatched by the aforementioned means shall be deemed received:
8.1.1	the twelfth (12th) hour after transmission, if dispatched by fax; and

8.1.2	the third (3rd) day after consignment to the post office, if dispatched by registered mail.
8.2	If Party A is required to dispatch a written notice to Party B pursuant to Article 8.1 hereof, it shall dispatch the same to Party B at the following fax numbers or correspondence addresses:
Juanjuan Tang

Fax number: 021-62179192

Correspondence address: 15th Floor, 118 Qinghai Road, Shanghai

Attn.: Jinyu Fan

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Jinyu Fan
Fax number: 021-62179192

Correspondence address: 15th Floor, 118 Qinghai Road, Shanghai

Attn.: Jinyu Fan
8.3	If Party B is required to dispatch a written notice to Party A pursuant to Article 8.1 hereof, said Party shall dispatch the same to Party A at the following fax number or correspondence address:

Fax number: 010-85263129

Correspondence address: Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing

Attn.: Ying Zhu
ARTICLE 9. LIABILITY FOR BREACH OF AGREEMENT
9.1	If a Party breaches any of the provisions hereof, said Party shall compensate the non-breaching Parties for all claims, expenses, costs, losses and liabilities incurred or arising in connection with said breach, whether directly or indirectly. If the Party in breach is one of the parties comprising Party B and/or the Company, Party B shall bear joint and several liability in respect of the compensation for such breach.

9.2	Without prejudice to any of the other provisions of this Article 9, if either Party fails to perform any of said Party’s obligations hereunder, the non-breaching Parties shall, in addition to exercising any other rights and remedies available hereunder, have the right to demand that the Party in breach actually perform the relevant obligation and the Parties expressly waive the defense of sufficiency of damages.

9.3	Without prejudice to any of the other provisions of this Article 9, if either party comprising Party B fails to fully transfer the Equity to Party A on the terms and conditions hereof, Party A shall have the right to demand in writing that Party B perform said Party’s obligations specified herein and transfer the Equity to Party A. If Party B still has not completed the procedures for the amendment of business registration for the Proposed Equity Transfer within seven (7) Working Days after receipt of the aforementioned written notice from Party A, Party A shall have the right to unilaterally terminate this Agreement on the basis of such material breach and demand that the Party in breach compensate for the losses, damage and costs (including but not limited to reasonable legal fees and litigation expenses) incurred in connection with the Proposed Equity Transfer by Party A as a result thereof.
ARTICLE 10. EXPENSES AND TAXES
10.1	Both Parties shall each bear the expenses (including but not limited to legal, accounting, financial, consulting, advisory and other related expenses) said Party

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expended in connection with all the negotiations and the implementation of the final agreement, such as this Agreement (including the Appendices), etc., and the acquisition.
10.2	Both Parties shall each be responsible for paying any taxes said Party may be required to pay in connection with the Proposed Equity Transfer hereunder. Both Parties shall each be responsible for paying the stamp tax in respect of the original of this Agreement said Party holds.
ARTICLE 11. DISPUTE RESOLUTION
Any dispute arising from or in connection with this Agreement, including disputes over the validity or existence of this Agreement, shall be resolved by Both Parties through consultations conducted in good faith. If the dispute is not resolved within thirty (30) days after a Party gives notice requesting consultations, any Party shall have the right to submit the dispute to the Shanghai Arbitration Commission arbitration in Shanghai in accordance with said commission’s arbitration rules then in effect. The arbitration award shall be final and binding on Both Parties.
ARTICLE 12. GOVERNING LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.
ARTICLE 13. LANGUAGE
This Agreement is made in Chinese in six (6) counterparts, of which Party A shall hold one original, each party comprising of Party B shall hold one original and the remaining originals shall be used to carry out the relevant registration procedures.
ARTICLE 14. ENTIRE AGREEMENT
This Agreement, including the attached Annexes, Appendices and Schedules, supersedes all other prior written or oral agreements on the matters provided for herein reached by the Parties and constitutes the entire agreement between Both Parties.
ARTICLE 15. EFFECTIVENESS
This Agreement shall enter into effect on the date that it is signed/sealed by the Parties or their authorized representatives.
IN WITNESS WHEREOF, this Agreement is duly executed by the Parties on the date first set forth above.

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Execution Page
Party A:

REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [company seal]
By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu

Party B:

JUANJUAN TANG
Signature:	/s/ Juanjuan Tang

JINYU FAN
Signature:	/s/ Jinyu Fan

SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY [company seal]
By:	/s/ Juanjuan Tang
Name of Legal Representative: Juanjuan Tang

APPENDIX 1.
PARTICULARS OF THE COMPANY
A.	Particulars of the Company

1.	Name of the Company	:	Shanghai Dianguang Media Broadcasting Company

2.	Legal address	:	Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai

3.	Establishment date	:	November 27, 2001

4.	Place of establishment	:	Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai

5.	Scope of business	:	Designs, produces, acts as an agent for, and publishes various types of advertising, promotional gifts and sale of handicrafts (other than gold and silver) (items subject to administrative permits will be dealt in on the strength of such permits).

6.	Legal representative	:	Juanjuan Tang

7.	Executive director	:	Juanjuan Tang

8.	Registered capital	:	RMB5,000,000

9.	Shareholders	:	Capital contribution by Juanjuan Tang: RMB3,000,000, accounting for 60% of the registered capital; Capital contribution by Jinyu Fan: RMB2,000,000, accounting for 40% of the registered capital

10.	Auditor	:	None

11.	Business Term	:	10 years (from November 27, 2001 to November 26, 2011)

12.	Subsidiaries	:	None

APPENDIX 2.
CONDITIONS PRECEDENT TO CLOSING
The fulfillment of all of the following conditions (or the waiver thereof in writing by the interested Party) is a Condition Precedent to the Closing of the Proposed Equity Transfer:
1.1	Party A shall be responsible for:

executing all legal documents that Party A is required to execute in order to complete the Proposed Equity Transfer (including but not limited to the equity transfer documents that the competent administration for industry and commerce requires be executed).

1.2	Party B and the Company shall ensure that:
(1)	the Company has secured all permits, approvals, licenses, authorizations, etc. that it are required by the law to secure in order to conduct its business;

(2)	Jinyu Fan, Juanjuan Tang and all of the management personnel or core technical personnel specified in Schedule 2 of Appendix 3 have executed an Intellectual Property Protection and Non-Compete Agreement with the Company as set forth in Appendix 4 and a Non-Disclosure Agreement with the Company as set forth in Appendix 5;

(3)	the Company has executed employment Agreements with all of its employees that are in compliance with the legal requirements, and has provided insurance and other benefits to all of its employees, including but not limited to pension insurance, basic medical insurance premiums and unemployment insurance premiums, required by relevant laws;

(4)	Party A has completed the Due Diligence on the Company, Party B and the Company have provided all the documents relating to the Due Diligence Investigation as required by Party A, including but not limited to compliant financial reports of the Company as at December 31, 2007 for the most recent three years that have been approved by Party A and issued by June 30, 2008 by an accounting firm in accordance with the current and valid generally accepted accounting standards of the PRC or generally accepted international accounting standards, and the results of the Due Diligence Investigation are satisfactory to Party A;

(5)	resolutions approving the Proposed Equity Transfer and the corresponding amendments to the AoA have been adopted at a meeting of the Company’s shareholders, and Party B has waived said Party’s right of first refusal over the Equity to be transferred;

(6)	all other legal documents required to be executed by this Agreement or required to be executed in order to complete the Proposed Equity Transfer have been duly executed;

(7)	the procedures for the amendment of business registration in respect of the transfer of the Company’s Equity and other relevant changes have been completed with the Registration Authority;

(8)	the Company’s directors originally appointed by Party B have resigned from their positions with the Company and confirmed in writing that they waive any claim of right to severance pay and any other related item they may have against the Company;

(9)	the registration or recordal procedures for the directors appointed by Party A have been carried out with the Registration Authority; and

(10)	the Company has completed, in accordance with applicable laws and as required by the competent government authorities, the procedures for the registration of the establishment of an office (if required) in the area that it actually carries out liaison for its business.

APPENDIX 3.
REPRESENTATIONS AND WARRANTIES
In addition to the matters especially disclosed in Appendix 6, Disclosure Letter, to this Agreement, Party B and the Company give to Party A on the execution date hereof and the Closing Date the representations and warranties set forth below in respect of the following matters; each representation or warranty shall be deemed an independent representation or warranty and shall not (unless otherwise expressly indicated) be limited or constrained by any other representation or warranty or any other provisions of this Agreement:
1.	Authorizations: Party B and the Company have secured the full and necessary authorizations to execute this Agreement, perform all of the obligations under this Agreement and complete the transactions under this Agreement. Once executed, this Agreement shall be legally binding on Party B and the Company.

2.	No conflict: the execution and performance of this Agreement by Party B and the Company will not breach or conflict with any of the provisions of the Company’s AoA or other organizational rules of the Company or violate any mandatory laws or regulations of the PRC. Party B and the Company have secured all third party approvals or authorizations required to carry out the transactions under this Agreement (including those of competent government authorities).

3.	Valid existence of the Company and Party B’s Equity: the Company is a duly established and validly existing limited liability company, and its registered capital has been paid in full. Party B is the lawful owner of the Company’s Equity, is entitled to enjoy the rights attaching to the Equity and is required to bear the attendant obligations. Other than those disclosed by Party B and the Company in the Disclosure Letter, no transfer, nomination, trust, pledge or any other manner of Encumbrance of or on the Equity exists in respect of the Equity.

4.	Investments: the Company has no investments or subsidiary commercial organizations (including but not limited to subsidiaries, branches, offices or establishments; as well any other entities directly or indirectly controlled by or in which the Company has an equity interest, or any other entities in which the Company has an interest) other than the investments and subsidiary commercial organizations that are set forth in the Disclosure Letter.

5.	Information Disclosure: all of the information contained in this Agreement, and all other information given or provided by the Company and Party B to Party A or any of its representatives, employees or professional advisors during the negotiations for this Agreement or any background check or other investigation conducted by Party A (or its representatives) prior to the execution hereof is, at the time of provision, and continues to be true, complete, accurate and not misleading in all respects. There are no facts, things or matters that would make any such information untrue, inaccurate or misleading that have not been disclosed to Party A, and there are no facts, things or matters that are once disclosed would reasonably affect Party A’s intent to purchase the Equity or affect the provisions on which Party A’s intent to purchase the Equity is based.

6.	Financial Reports: the Company’s financial reports as at December 31, 2007 (the “Balance Sheet Date”) set forth in Appendix 7 truthfully, completely and accurately reflect the Company’s business position and financial position during the relevant periods or on the relevant reference dates. All of the Company’s audited accounts and unaudited accounts have been prepared pursuant to the financial and accounting systems specified in the relevant laws of the PRC with the consideration of the Company’s actual circumstances, and truthfully and fairly reflect the Company’s financial and business positions as at the relevant accounting dates. The Company’s financial records and information comply completely with the requirements of the PRC laws and regulations and satisfy the standard accounting standards of the PRC.

7.	Undisclosed debts: other than the debts set forth below, the Company does not have any debts that are not reflected on its balance sheets: (1) debts disclosed in the Disclosure Letter; and (2) debts incurred in the normal scope of the Company’s business after the Balance Sheet Date, that are not prohibited by this Agreement and that will not have a material adverse effect on any shareholder of the Company or the Company itself. Other than those disclosed to Party A in the Disclosure Letter, the Company has never borne an obligation in respect of a guarantee, mortgage, pledge or any form of security provided to a third party nor has it ever created a mortgage, pledge or other security interest over its property.

8.	Insurance:
8.1	The Company has insured all of its insurable assets for their entire replacement value pursuant to the type(s) of insurance that are commonly taken out by companies that engage in similar business or own similar assets. The insurance taken out by the Company includes casualty insurance, personal injury and death insurance, third party liability insurance and other types of insurance commonly taken out by such companies.

8.2	With respect to all such insurance:
(i)	to date, the Company has punctually paid all premiums;

(ii)	the insurance taken out by the Company on leased immovable assets is presently valid, and if the Company is responsible for renewing such insurance, such insurance policies satisfy the requirements in respect of the lease of any immovable assets in all respects;

(iii)	all insurance policies are fully valid; neither the Company nor the Company’s representative has committed any act or ommission, made an erroneous representation or failed to disclose an event that could render such insurance policies revocable, or undertaken any action that could render such insurance polices invalid or unenforceable due to a violation of the law or other reason, or undertaken any action that breaches the terms, conditions or warranties of any insurance policy thereby giving the insurance company the right to refuse to pay all or part of any claim under such policy;

(iv)	with respect to each insurance policy, there are no special or unusual limitations, terms, exceptions or restrictions, the premiums payable do not exceed the normal premium rates and there are no circumstances existing that could cause an increase in the premiums; and

(v)	the Company does not have any outstanding claims, and no circumstances exist that could give rise to any claim.
9.	Capital structure: the Company’s AoA and AoA amendments registered with the Registration Authority are completely consistent with the Company’s AoA and AoA amendments as provided to Party A by Party B, and accurately and completely reflect the Company’s capital structure prior to the Closing. The Company has never in any manner whatsoever undertaken to issue or actually issued to any third party any Company equity, shares, bonds, options or rights or interests of identical or similar nature other than the Equity. The Company’s particulars as set forth in Appendix 1 are true, accurate, complete and not misleading.

10.	No change: during the period between the Balance Sheet Date and the date of execution of this Agreement, the Company has not carried out any of the following acts, unless otherwise provided herein or disclosed by Party B and the Company to Party A in the Disclosure Letter and approved in writing by Party A:
10.1	prepaid a debt;

10.2	provided security to a third party in the form of a guarantee or created a mortgage, pledge or any other form of Encumbrance over its property;

10.3	released any third party from a debt to the Company or waived any right of recourse;

10.4	amended any existing Agreement or agreement;

10.5	paid a bonus to any manager, director, employee, sales representative, agent or advisor of the Company or increased said persons’ income in any manner, or changed in any manner the remuneration or benefits of such persons;

10.6	incurred any loss (insured or not) or experienced any change in the relationship with a supplier, client or employee whereby such loss or change would have a material adverse effect on the Company;

10.7	revised the Company’s accounting method, policies or principles, or financial and accounting rules and regulations;

10.8	transferred or licensed the Company’s intellectual property to a third party other than in the normal course of the Company’s business;

10.9	made a material revision or alteration to any sales practice or accounting method of the Company, or a material change in the employment policies, rules or regulations of the Company;

10.10	experienced any material adverse change in the Company’s financial position or sustained any liability arising from a transaction conducted other than in the normal course of the Company’s business;

10.11	adopted any shareholders’ resolution or board resolution that runs counter to the conventional matters discussed and adopted at annual shareholders’ meetings of the Company, other than resolutions taken for the purpose of performing this Agreement;

10.12	declared, paid or distributed or committed to, or be in the process of declaring, paying or distributing or committing to any dividends, bonuses or other manner of shareholder distribution;

10.13	(i) carried out any asset sale, mortgage, pledge, lease, assignment or other disposal outside the normal scope of business whereby the total transaction amount exceeds Renminbi Ten Thousand (RMB10,000); (ii) disposed of any fixed asset or approved the disposal or acquisition of fixed assets of the Company except in the normal course of business, relinquished any rights in any of the assets owned by the Company, entered into any Agreement that resulted in the alienation of fixed assets or gave rise to any other Company liabilities; (iii) made any expenditure exceeding Renminbi Ten Thousand (RMB10,000) in total or any purchase of tangible or intangible assets (including equity investments in any company) outside the normal scope of business the value of which exceeds Renminbi Ten Thousand (RMB10,000);

10.14	carried out any transaction or act outside the normal course of business of the Company; or

10.15	carried out any act or omission that could lead to any of the aforementioned circumstances arising.
11.	Taxation: the Company has punctually paid all taxes and government charges, made all filings, issued all notices and provided all other information that it is required to provide to any taxation authority or other government agency by the deadlines specified in the relevant laws. All such information is complete and accurate in all material respects; and all filings and notices are complete and accurate in all material respects and are made and issued on the appropriate basis. The Company is not required to pay any taxes in arrears, pay surtaxes or accept other tax investigations, there are no facts that could trigger such an investigation it has not received or no notice has been given for the recovery taxes from the Company by any third party or of a dispute concerning any tax break provided to the Company. The Company is not or has ever been liable to pay interest on outstanding taxes.

12.	Assets:
12.1	The specific breakdown of all of the fixed and intangible assets lawfully owned and used by the Company is set forth in item 12 of the Disclosure Letter.

12.2	All of the Company’s assets were entirely the Company’s property as at the Balance Sheet Date. (Other than those that will be disposed of or repaid in the normal course of business in future), all such assets as well as all assets and liabilities acquired or arising in future are or will entirely be the Company’s property, are not the subject of any transfer or Encumbrance (other than liens legally arising in the normal course of business) and are not the subject matter of any installment payment, conditional sale or credit sale agreement.

12.3	All such assets are occupied (if they can be occupied) by the Company or under the Company’s control, or the Company has the right to occupy or control the same. All such assets are located in the PRC.

12.4	The assets owned or leased by the Company constitute all of the property, rights and assets required by it to fully and effectively carry on its existing business or to facilitate its engagement in business.
13.	Immovable assets: the Company does not have any real estate or related rights, interests or obligations. However, it does have valid and binding lease interests, such lease interests are intact and free and clear of any Encumbrances and no third party has asserted that it has rights or interests of senior priority in such lease interests. With respect to the property or assets leased by the Company that have a substantive connection with its operations, the Company is in compliance with the lease terms therefor, has valid lease interests in such assets, and they are free and clear of any liens, Encumbrances or security interests or of claims by any third party other than the lessor of such property or assets.

14.	Agreements:
14.1	Party B and the Company have, as required by Party A, provided to Party A or third parties designated by it photocopies, that are true to the originals, of all of the Company’s current and valid written Agreements and warrant that all such Agreements are valid and enforceable by law.

14.2	None of the business Agreements entered into by the Company has become invalid, been rescinded or granted the counterparty the right to unilaterally terminate the same due to any legal provision and, to the knowledge of Party B and Company, there is no possibility of such risk arising at present and prior to the Closing Date.

14.3	The Company is not and has never been a party to a contract, agreement, undertaking or arrangement as set forth below:
(i)	a Agreement, arrangement or undertaking outside the normal course of business;

(ii)	a Agreement, arrangement or undertaking not entirely reached on an equitable and commercial basis;

(iii)	a loss making a Agreement, arrangement or undertaking (i.e. one that is known to potentially result in a loss once performed);

(iv)	a Agreement, arrangement or undertaking that would be impossible without any difficulties to complete or perform on schedule without the making of especially large or unusual expenditures or efforts;

(v)	a Agreement, arrangement or undertaking not executed by the Company as a party but that is, in fact, performed by the Company; or

(vi)	other than as disclosed to Party B in the Disclosure Letter, consented to becoming a member of any joint venture, consortium, partnership or other unincorporated organization (other than a recognized industry association).
14.4	The Company is not in breach of any of the terms or obligations under any Agreement, agreement or document to which the Company is a party or which is binding on the Company.

14.5	All of the exclusive advertising sales agency Agreements entered into by the Company with the relevant television programs as set forth in Schedule 3 of Appendix 3 are valid and legally enforceable.
15.	Intellectual property: other than as disclosed to Party A in the Disclosure Letter, the Company has the lawful ownership of or the right to use all of the intellectual property (including but not limited to patents, trademarks, copyrights, proprietary technologies, domain names and trade secrets, etc.) that it currently uses, and the Company has secured all necessary authorizations and licenses (including but not limited to copyright licenses for the value added services that it provides) for the intellectual property rights used in its business activities that involve the intellectual property rights of a third party. The Company has not infringed upon any intellectual property, trade secrets, proprietary information or other similar rights of third parties and there are no pending or threatening claims for damages, disputes or legal procedures in respect of the Company’s infringement upon the intellectual property, trade secrets, proprietary information or other similar rights of any third party. The trademarks, patents, software copyrights and domain names owned by the Company have been duly registered in accordance with the law. The information regarding the intellectual property that the Company owns or has the right to use as set forth in Schedule 1 of Appendix 3 is true, accurate, complete and not misleading.

16.	Litigation: none of the circumstances set forth below that could have a material adverse effect on the Company or that could have an adverse effect on the formation, validity and enforceability of this Agreement or the Proposed Equity Transfer under this Agreement exists (regardless whether it is completed, pending threatening or not):
16.1	sanctions or restrictions imposed on the Company by a radio station, television station or any organization that has the capacity to restrict or materially affect the Company’s business;

16.2	a penalty, injunction or order against the Company by a competent government authority; or

16.3	a civil, criminal or administrative action, arbitration or other similar procedure or dispute against or with the Company.
17.	Legal Compliance: other than as disclosed by the Company in the Disclosure Letter, the business currently engaged in by the Company complies with the current and valid laws, statutes, regulations and other administrative regulations issued by competent state government authorities (hereinafter collectively referred to as “Statutes”), and the Company has not violated any Statutes, such as would lead to a material adverse effect on the business or assets operated by the Company.

18.	Employees: the Disclosure Letter sets forth the basic particulars of all of the Company’s employees (including but not limited to the name, age, position, employment Agreement terms, salary or wage level, details on the payment of social insurance, etc.) and, in particular, sets forth further information on employees who have executed an employment Agreement with the Company (including but not limited to identifying the entity with whom the actual employment relationship is maintained, and the status of such employment (i.e., through a staffing/placement agency, currently in retirement or under a Agreementual arrangement whereby social insurance is being maintained)). Other than as disclosed to Party A in the Disclosure Letter:
18.1	all of the Company’s employees have complied with the relevant labor laws and regulations that apply to them;

18.2	there are no labor disputes or controversies or potential labor disputes or controversies existing between the Company and its current or former employees;

18.3	the Company does not have any severance pay outstanding and owing due to the termination of the employment relationship with an employee and is not under obligation to pay similar compensation or damages in connection with the employment relationship with an employee; and

18.4	the Company has paid in full and/or withheld in accordance with relevant laws and statutes pension, housing, medical, unemployment and all other social insurance premiums or employee welfare payable for its employees as specified in relevant laws or agreements, and no existing or potential dispute exists in respect of such social insurance premiums or employee benefits.
19.	Other establishments: other than as disclosed by the Company in the Disclosure Letter, the Company does not have any branches or offices nor does it have any long-term investments, such as holding equity, etc., in any other company or enterprise.

20.	Competing Business:
20.1	None of the parties comprising of Party B directly or indirectly holds any interests in any entity or sector that competes with or is similar to the Company or in any sector that could be in competition with the business of the Company.

21.	Special representations and warranties of Party B and the Company: In addition to the foregoing general representations and warranties, Party B and the Company jointly give the following representations and warranties:
21.1	all of the Company’s documents, including books of account, records of change in Equity, financial statements and all other records of the Company, are kept in accordance with normal commercial practice and are entirely in the possession and control of the Company, and the Company has accurately and compliantly recorded all information on the major transactions relating to its business;

21.2	as at the Closing Date, all of the Company’s documents, including minutes of board and shareholders’ meetings and the register of shareholders, have been consistently and duly kept, and completely and accurately record all matters that ought to be recorded in such documents;

21.3	since the Balance Sheet Date: (i) other than the Company’s normal business activities, no event that could trigger the calling of the Company’s debts has occurred; (ii) other than in the course of the Company’s normal business activities, none of the Company’s property has been disposed of or removed from the Company’s possession and the Company has not executed any agreements that could result in any financial expenditures not in the normal course of the Company’s business or give rise to any liabilities not in the normal course of business;

21.4	the Company has, as required, submitted all necessary information to the competent taxation authorities; no dispute over the Company’s tax obligations, potential tax obligations or tax breaks exists between the Company and the tax authorities;

21.5	the Company has and duly retains all financial information used in normal tax records and taxation payments, as well as all information on any tax breaks the granting of which has been approved by the competent government authorities; and

21.6.	other than the employee benefits, and social and pension security required by the Labor Law of the People’s Republic of China, the Law of the People’s Republic of China on Employment Agreements and other related regulations, the Company does not have any employment, retirement or pension benefit or security systems or measures for its employees.

APPENDIX 3
Schedule 1. Intellectual Property
A Intellectual property rights owned by the Company

B Intellectual property rights licensed to the Company
[None]

APPENDIX 3
Schedule 2. List of Senior Management Personnel

Name List of Senior Management Personnel
Jinyu Fan
General Manager
Juanjuan Tang
Deputy General Manager

APPENDIX 3
Schedule 3. Exclusive Advertising Sales Agency Agreements
[See Appendix 2 of Exhibit 10.1.5]

APPENDIX 4.
INTELLECTUAL PROPERTY PROTECTION AND NON-COMPETE
AGREEMENT

Non-Compete Agreement
This Non-Compete Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties on February 2, 2008, in Beijing, China:
(1)	Shanghai Dianguang Media Transmission Co., Ltd, a limited liability company organized and existing under the laws of the People’s Republic of China (“PRC”), with its registered address at Room310-9, No.388 Qingshan Road, Minxing District, Shanghai, PRC (hereinafter referred as “Party A”); and

(2)	Jinyu Fan, Identity Card No.: 310104195808141612, with a residential address at: No.18,481# Nong, Taixing Road, Shanghai (hereinafter referred as “Party B”).
(The above signatories shall hereinafter be referred to, jointly, as the “Parties” and, individually, as a “Party”.)
     Whereas:
(1)	Party A is a limited liability company that designs, produces, acts as an agent, and publishes both domestic advertisements and advertisements of foreign companies coming to China. Party A also organizes exhibitions, acts as an advertising consultant, and organizes cultural and artistic exchange activities.

(2)	Party B is the General Manager for Party A.

(3)	Party B acknowledges that a breach of the Non-Compete obligations set forth in the Agreement occurring during the period he holds the post of General Manager of Party A (“Term of Employment”) and a specified period of time thereafter will cause substantial harm to Party A.

(4)	In order to protect Party A’s interests, Party B hereby agrees to fulfill the Non-Compete obligations in accordance with the terms and provisions of the Agreement.
Now Therefore, in accordance with the laws, regulations and rules of the PRC currently in effect and as a result of equitable and friendly negotiations, the Parties hereby reach the following agreement:
I. Definitions
     Related Party
With respect to the Agreement, a Related Party of any person or entity shall mean: (1) an organization of any type at which such person or entity holds a management position or of which such person or entity is either a director or partner or in which, either individually or in conjunction with a Related Party, such person or entity holds, directly or indirectly, 10% or more actual interest; (2) such person or entity of which 10% or more of its actual interest is directly or indirectly owned by a Related Party; (3) such person or entity of which 10% or more of its actual interest and that of a Related Party is directly or indirectly owned by the same person or entity; (4) any trust or other property in which such person or entity owns a substantial actual interest or for which such person or entity is acting as a trustee (or undertaking a similar duty of trust); and (5) any person who cohabits with such person or is the director or manager of such entity or its parent company or its subsidiary, or any family member or spouse of such director or manager, or any family member of such spouse.
     Competing Business
Competing Business refers to any business which is in competition with Party A, including but not limited to the following activities: (1) developing and manufacturing products which compete with or which are similar to products developed or manufactured by Party A; (2) distributing, trading or selling, through direct sales or using networks or by other means, products that are manufactured in a different location but which compete with or are similar to products distributed, traded or sold by Party A; (3) providing, by any means, services which compete with or which are similar to services provided by Party A (the foregoing products or services include any products or services under development by Party A or products or services in the course of being planned and developed during the period that Party B holds shares in Party A or during his Term of Employment); or (4) possessing any other attributes which compete with Party A.
II. Non-Compete
     Non-Compete Period
The Parties hereby agree that, in accordance with the intent of the Agreement, the “Non-Compete Period” shall be the period during which Party B continues to be a Related Party and a period of two (2) years thereafter. “Related Party Relationship” refers to Party B’s related party relationship to Party A arising out of the fact that Party B owns a share interest in Party A (or holds the post of the Deputy General Manager of Party A); “Relationship Period” refers to the ongoing period during which Party B maintains a Related Party Relationship with Party A. The Relationship Period shall be the longer of Party B’s period of shareholding and the Term of Employment (if applicable).
     Non-Compete Territory
The Parties hereby agree that, in accordance with the intent of the Agreement, the “Non-Compete Territory” shall refer to the entire world including, but not limited to, the British Virgin Islands, the British Cayman Islands, the People’s Republic of China (including the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and the territory of Taiwan, hereinafter referred as “China”), and any other countries and territories in the world where Party A is currently developing or may develop business in the future.
     Non-Compete Obligations

Without the prior written approval of Party A, Party B warrants that, within the Non-Compete Period and the Non-Compete Territory, he shall not individually or in conjunction with a Related Party:
(1)	Engage in any conduct that will harm the interests of Party A (with respect to the intent of Clause 2.3, “Party A” shall be interpreted as including Party A and Party A’s subsidiary(ies), parent company(ies) or Related Party(ies)), or infringe on the legal rights of Party A; or

(2)	Incite, induce, encourage, or facilitate by other means, any employee of Party A to terminate the employment relationship with Party A, with the exception of actions undertaken by Party B with Party A’s written approval in the course of the performance of Party B’s duties within the Relationship Period.

(3)	Incite, induce, encourage or facilitate by other means any supplier, contractor or client of Party A (including, but not limited, to any golf operating and management companies, advertising firms, or advertisers) to terminate its cooperative relationship with Party A, or engage in any conduct which may have a negative effect on the cooperative relationship between Party A and such supplier, contractor or client.

(4)	Directly or indirectly, whether on Party B’s own behalf or acting as a representative or employee of another person or organization, provide any consulting services or other type of service that will assist others to engage in a Competing Business.

(5)	Individually or in conjunction with others, by any means (including, but not limited to, via investment, merger/acquisition, joint operation, joint venture; cooperation, partnership; subcontracting arrangement, leasing arrangement or share purchase) directly or indirectly engage in or participate in any business or activity which competes or may constitute competition with businesses currently being undertaken or to be undertaken by Party A.
III. Applicable Law and Dispute Resolution
     Applicable Law
The Agreement shall be governed by the laws of the PRC and interpreted in accordance therewith.
     Dispute Resolution
(1)	The Parties shall use their best efforts to resolve any disputes arising out of or in relation to the Agreement through friendly negotiations. If a dispute is unable to be resolved by negotiations within sixty (60) days of any Party issuing a notice to the other Party of the existence of such dispute, then such dispute (including disputes related to the validity or existence of the Agreement) shall be submitted to the Beijing Sub-Commission of the China International Economic and Trade Arbitration Commission and be arbitrated in accordance with the arbitration regulations of such Sub-Commission in effect at the time of arbitration.

(2)	The arbitral award shall be final and equally binding on the Parties and may be compulsorily enforced in accordance with the stipulations of the relevant terms and conditions thereof.

(3)	The arbitration fees shall be borne by the losing party, unless otherwise specified by the arbitral award. If it is necessary for a Party to enforce the arbitral award by means of litigation, the breaching party shall pay all reasonable fees and expenses including, but not limited to, reasonable legal fees and any additional litigation or enforcement fees arising out of a Party’s application for the enforcement of the arbitral award.

(4)	During the period of dispute resolution, with the exception of the matters in dispute, the Parties shall continue to fulfill the Agreement in its entirety.
IV. Remedies for Breach of Contract
4.1	The Parties agree that if Party B breaches the Non-Compete obligations stipulated by Clause II of the Agreement, he shall bear liability for such breach. All benefits and proceeds acquired as a result of the breach of such Non-Compete obligations (such as work product resulting from engaging in competition with Party A) shall become the property of Party A. Furthermore, Party B shall compensate Party A for actual losses incurred by Party A as a result of such breach. Party A shall also have the right to request that Party B immediately terminate any activity related to the Competing Business.

4.2	Party B acknowledges that the compensation for the losses described in Clause 4.1 above will not constitute sufficient remedy for a breach of contract. Party B agrees that if the breach of the Agreement by Party B results in any payments, liabilities or losses suffered on the part of Party A (including but not limited to loss of profits by Party A), Party B shall compensate Party A such payments, liabilities or losses (including but not limited to interest and legal fees paid or lost as a result of the breach).

4.3	Party B agrees that, upon breach of the Agreement by Party B, he shall immediately resign from all posts held with Party A (if any) and waive any claims against Party A which may arise from such resignation.
V. Effective Date and Term of Contract
The Agreement shall be effective upon the signing thereof by the Parties and shall remain valid until the expiration of the Non-Compete Period stipulated by Clause 2.1 of the Agreement. However, termination of the Agreement shall not affect the rights of a non-breaching party to pursue a breaching party for breach of contract in accordance with the Agreement.
VI. Other

6.1	Entire Agreement: The Agreement and its Appendices and Attachments (if any) are the sole documents which completely and accurately describe the intentions of the Parties and constitute the entire agreement between the Parties with respect to the matters set forth herein. No prior statements, guarantees or agreements exist in relation to the Agreement. Unless agreed in writing by both Parties, amendments, additions and deletions to the terms and conditions of the Agreement shall not be binding on either Party.

6.2	Waiver: Any waiver of the breach of contract or fault under the Agreement is not to be taken as waiver of any other breach of contract or fault, regardless of whether they are of a similar nature. Any single or partial exercise of any right shall not exclude any other future exercise of such right. Notwithstanding the foregoing, such waiver shall be valid only upon issuance of a written document signed by an authorized signatory of the waiving Party and whose contents indicate that it was issued as a result of circumstances necessitating a waiver.

6.3	Severability: In the event that any term or condition of the Agreement is determined to be invalid (for whatever reason), unless the invalidity of such term or condition has an actual effect on the continued fulfillment of the contract as a whole, such invalidity shall not affect the other terms and conditions of the Agreement and such invalid term or condition shall be deemed to be deleted from the Agreement. After negotiations, the Parties may sign a supplemental agreement to make arrangements regarding related matters.

6.4	Third Party Interests: The Agreement shall be binding on and shall inure to the benefit of the Parties, their respective heirs, and those assignees approved by both Parties. Nothing in the Agreement may be deemed to explicitly or implicitly grant any right, relief or obligation to any other person or entity with the exception of the Parties, their respective heirs and approved assignees.

6.5	Notice: All notices, claims, requests, acknowledgements or other correspondence shall be made in writing, and the issuing party may personally, or through courier or registered mail, deliver the same to the address of the receiving party set forth below (or a different address as notified in writing by a Party). The time of delivery for all notices, claims, requests, acknowledgements or other correspondence in relation to the Agreement shall be deemed to be as follows: (1) in the event of a personal delivery, the actual time of delivery; (2) in the event of courier, after the third (3rd) day from the date of submission to the courier (if delivery occurs within three (3) days, then the actual date of delivery shall be binding) ; (3) in the event of registered mail (or mail posted overseas by air mail), after the fifth (5th) day from the date of posting (if delivery occurs within five (5) days, then the actual date of delivery shall be binding).

To:	Shanghai Dianguang Media Transmission Co., Ltd
Address: Building 15, No.118 Qinghai Road, Shanghai
Attention: Jinyu Fan
Telephone: 021-62178295

Fax: 021-62179192
To:	Jinyu Fan
Address: Building 15, No.118 Qinghai Road, Shanghai
Telephone: 021-62178295
Fax: 021-62179192
6.6	Headings: The headings of all clauses in the Agreement are for reference only and shall not be utilized in the interpretation of the Agreement or affect the meaning of the Agreement.

6.7	Disclosure: Unless otherwise stipulated by laws and regulations, neither Party nor its agent shall issue any public statements with respect to the Agreement or any other documents or subsequent documents signed in respect to the matters herein without the prior written consent of the other Party (such consent not to be unreasonably withheld).

6.8	Language: The Agreement is executed in Chinese.

6.9	Counterparts: The Agreement is executed in two (2) counterparts, one counterpart for each Party.
(This page is intentionally left blank, the signature page is attached at the end)

(Non-Compete Agreement Signature Page, no other contents on this page.)
The Parties have noted the date of signature of the Agreement at the beginning of the document.

Party A:	Shanghai Dianguang Media Transmission Co., Ltd (sealed)

Party B:	Jinyu Fan

(Signature)
Non-compete Agreement Signature Page

Non-Compete Agreement
This Non-Compete Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties on February 2, 2008, in Beijing, China:
(6)	Shanghai Dianguang Media Transmission Co., Ltd, a limited liability company organized and existing under the laws of the People’s Republic of China (“PRC”), with its registered address at Room310-9, No.388 Qingshan Road, Minxing District, Shanghai, PRC (hereinafter referred as “Party A”); and

(7)	Juanjuan Tang, Identity Card No.: 310103195712232046, with a residential address at: No.2, 520# Nong, Shunchang Road, Shanghai (hereinafter referred as “Party B”).
(The above signatories shall hereinafter be referred to, jointly, as the “Parties” and, individually, as a “Party”.)
     Whereas:
(5)	Party A is a limited liability company that designs, produces, acts as an agent, and publishes both domestic advertisements and advertisements of foreign companies coming to China. Party A also organizes exhibitions, acts as an advertising consultant, and organizes cultural and artistic exchange activities.

(6)	Party B is the Deputy General Manager for Party A.

(7)	Party B acknowledges that a breach of the Non-Compete obligations set forth in the Agreement occurring during the period he holds the post of Deputy General Manager of Party A (“Term of Employment”) and a specified period of time thereafter will cause substantial harm to Party A.

(8)	In order to protect Party A’s interests, Party B hereby agrees to fulfill the Non-Compete obligations in accordance with the terms and provisions of the Agreement.
Now Therefore, in accordance with the laws, regulations and rules of the PRC currently in effect and as a result of equitable and friendly negotiations, the Parties hereby reach the following agreement:
V. Definitions
     Related Party
With respect to the Agreement, a Related Party of any person or entity shall mean: (1) an organization of any type at which such person or entity holds a management position or of which such person or entity is either a director or partner or in which, either individually or in conjunction with a Related Party, such person or entity holds, directly or indirectly, 10% or more actual interest; (2) such person or entity of which 10% or more of its actual interest is directly or indirectly owned by a Related

Party; (3) such person or entity of which 10% or more of its actual interest and that of a Related Party is directly or indirectly owned by the same person or entity; (4) any trust or other property in which such person or entity owns a substantial actual interest or for which such person or entity is acting as a trustee (or undertaking a similar duty of trust); and (5) any person who cohabits with such person or is the director or manager of such entity or its parent company or its subsidiary, or any family member or spouse of such director or manager, or any family member of such spouse.
     Competing Business
Competing Business refers to any business which is in competition with Party A, including but not limited to the following activities: (1) developing and manufacturing products which compete with or which are similar to products developed or manufactured by Party A; (2) distributing, trading or selling, through direct sales or using networks or by other means, products that are manufactured in a different location but which compete with or are similar to products distributed, traded or sold by Party A; (3) providing, by any means, services which compete with or which are similar to services provided by Party A (the foregoing products or services include any products or services under development by Party A or products or services in the course of being planned and developed during the period that Party B holds shares in Party A or during his Term of Employment); or (4) possessing any other attributes which compete with Party A.
VI. Non-Compete
     Non-Compete Period
The Parties hereby agree that, in accordance with the intent of the Agreement, the “Non-Compete Period” shall be the period during which Party B continues to be a Related Party and a period of two (2) years thereafter. “Related Party Relationship” refers to Party B’s related party relationship to Party A arising out of the fact that Party B owns a share interest in Party A (or holds the post of the Deputy General Manager of Party A); “Relationship Period” refers to the ongoing period during which Party B maintains a Related Party Relationship with Party A. The Relationship Period shall be the longer of Party B’s period of shareholding and the Term of Employment (if applicable).
     Non-Compete Territory
The Parties hereby agree that, in accordance with the intent of the Agreement, the “Non-Compete Territory” shall refer to the entire world including, but not limited to, the British Virgin Islands, the British Cayman Islands, the People’s Republic of China (including the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and the territory of Taiwan, hereinafter referred as “China”), and any other countries and territories in the world where Party A is currently developing or may develop business in the future.
     Non-Compete Obligations

Without the prior written approval of Party A, Party B warrants that, within the Non-Compete Period and the Non-Compete Territory, he shall not individually or in conjunction with a Related Party:
(1)	Engage in any conduct that will harm the interests of Party A (with respect to the intent of Clause 2.3, “Party A” shall be interpreted as including Party A and Party A’s subsidiary(ies), parent company(ies) or Related Party(ies)), or infringe on the legal rights of Party A; or

(2)	Incite, induce, encourage, or facilitate by other means, any employee of Party A to terminate the employment relationship with Party A, with the exception of actions undertaken by Party B with Party A’s written approval in the course of the performance of Party B’s duties within the Relationship Period.

(8)	Incite, induce, encourage or facilitate by other means any supplier, contractor or client of Party A (including, but not limited, to any golf operating and management companies, advertising firms, or advertisers) to terminate its cooperative relationship with Party A, or engage in any conduct which may have a negative effect on the cooperative relationship between Party A and such supplier, contractor or client.

(9)	Directly or indirectly, whether on Party B’s own behalf or acting as a representative or employee of another person or organization, provide any consulting services or other type of service that will assist others to engage in a Competing Business.

(10)	Individually or in conjunction with others, by any means (including, but not limited to, via investment, merger/acquisition, joint operation, joint venture; cooperation, partnership; subcontracting arrangement, leasing arrangement or share purchase) directly or indirectly engage in or participate in any business or activity which competes or may constitute competition with businesses currently being undertaken or to be undertaken by Party A.
VII. Applicable Law and Dispute Resolution
     Applicable Law
The Agreement shall be governed by the laws of the PRC and interpreted in accordance therewith.
     Dispute Resolution
(1)	The Parties shall use their best efforts to resolve any disputes arising out of or in relation to the Agreement through friendly negotiations. If a dispute is unable to be resolved by negotiations within sixty (60) days of any Party issuing a notice to the other Party of the existence of such dispute, then such dispute (including disputes related to the validity or existence of the Agreement) shall be submitted to the Beijing Sub-Commission of the China International Economic and Trade Arbitration Commission and be arbitrated in accordance with the arbitration regulations of such Sub-Commission in effect at the time of arbitration.

(2)	The arbitral award shall be final and equally binding on the Parties and may be compulsorily enforced in accordance with the stipulations of the relevant terms and conditions thereof.

(5)	The arbitration fees shall be borne by the losing party, unless otherwise specified by the arbitral award. If it is necessary for a Party to enforce the arbitral award by means of litigation, the breaching party shall pay all reasonable fees and expenses including, but not limited to, reasonable legal fees and any additional litigation or enforcement fees arising out of a Party’s application for the enforcement of the arbitral award.

(6)	During the period of dispute resolution, with the exception of the matters in dispute, the Parties shall continue to fulfill the Agreement in its entirety.
VIII. Remedies for Breach of Contract
4.1	The Parties agree that if Party B breaches the Non-Compete obligations stipulated by Clause II of the Agreement, he shall bear liability for such breach. All benefits and proceeds acquired as a result of the breach of such Non-Compete obligations (such as work product resulting from engaging in competition with Party A) shall become the property of Party A. Furthermore, Party B shall compensate Party A for actual losses incurred by Party A as a result of such breach. Party A shall also have the right to request that Party B immediately terminate any activity related to the Competing Business.

4.2	Party B acknowledges that the compensation for the losses described in Clause 4.1 above will not constitute sufficient remedy for a breach of contract. Party B agrees that if the breach of the Agreement by Party B results in any payments, liabilities or losses suffered on the part of Party A (including but not limited to loss of profits by Party A), Party B shall compensate Party A such payments, liabilities or losses (including but not limited to interest and legal fees paid or lost as a result of the breach).

4.4	Party B agrees that, upon breach of the Agreement by Party B, he shall immediately resign from all posts held with Party A (if any) and waive any claims against Party A which may arise from such resignation.
V. Effective Date and Term of Contract
The Agreement shall be effective upon the signing thereof by the Parties and shall remain valid until the expiration of the Non-Compete Period stipulated by Clause 2.1 of the Agreement. However, termination of the Agreement shall not affect the rights of a non-breaching party to pursue a breaching party for breach of contract in accordance with the Agreement.
VI. Other

6.1	Entire Agreement: The Agreement and its Appendices and Attachments (if any) are the sole documents which completely and accurately describe the intentions of the Parties and constitute the entire agreement between the Parties with respect to the matters set forth herein. No prior statements, guarantees or agreements exist in relation to the Agreement. Unless agreed in writing by both Parties, amendments, additions and deletions to the terms and conditions of the Agreement shall not be binding on either Party.

6.2	Waiver: Any waiver of the breach of contract or fault under the Agreement is not to be taken as waiver of any other breach of contract or fault, regardless of whether they are of a similar nature. Any single or partial exercise of any right shall not exclude any other future exercise of such right. Notwithstanding the foregoing, such waiver shall be valid only upon issuance of a written document signed by an authorized signatory of the waiving Party and whose contents indicate that it was issued as a result of circumstances necessitating a waiver.

6.3	Severability: In the event that any term or condition of the Agreement is determined to be invalid (for whatever reason), unless the invalidity of such term or condition has an actual effect on the continued fulfillment of the contract as a whole, such invalidity shall not affect the other terms and conditions of the Agreement and such invalid term or condition shall be deemed to be deleted from the Agreement. After negotiations, the Parties may sign a supplemental agreement to make arrangements regarding related matters.

6.4	Third Party Interests: The Agreement shall be binding on and shall inure to the benefit of the Parties, their respective heirs, and those assignees approved by both Parties. Nothing in the Agreement may be deemed to explicitly or implicitly grant any right, relief or obligation to any other person or entity with the exception of the Parties, their respective heirs and approved assignees.

6.5	Notice: All notices, claims, requests, acknowledgements or other correspondence shall be made in writing, and the issuing party may personally, or through courier or registered mail, deliver the same to the address of the receiving party set forth below (or a different address as notified in writing by a Party). The time of delivery for all notices, claims, requests, acknowledgements or other correspondence in relation to the Agreement shall be deemed to be as follows: (1) in the event of a personal delivery, the actual time of delivery; (2) in the event of courier, after the third (3rd) day from the date of submission to the courier (if delivery occurs within three (3) days, then the actual date of delivery shall be binding) ; (3) in the event of registered mail (or mail posted overseas by air mail), after the fifth (5th) day from the date of posting (if delivery occurs within five (5) days, then the actual date of delivery shall be binding).

To:	Shanghai Dianguang Media Transmission Co., Ltd
Address: Building 15, No.118 Qinghai Road, Shanghai
Attention: Jinyu Fan
Telephone: 021-62178295

Fax: 021-62179192
To:	Juanjuan Tang
Address: Building 15, No.118 Qinghai Road, Shanghai
Telephone: 021-62178295
Fax: 021-62179192
6.6	Headings: The headings of all clauses in the Agreement are for reference only and shall not be utilized in the interpretation of the Agreement or affect the meaning of the Agreement.

6.7	Disclosure: Unless otherwise stipulated by laws and regulations, neither Party nor its agent shall issue any public statements with respect to the Agreement or any other documents or subsequent documents signed in respect to the matters herein without the prior written consent of the other Party (such consent not to be unreasonably withheld).

6.8	Language: The Agreement is executed in Chinese.

6.9	Counterparts: The Agreement is executed in two (2) counterparts, one counterpart for each Party.
(This page is intentionally left blank, the signature page is attached at the end)

(Non-Compete Agreement Signature Page, no other contents on this page.)
The Parties have noted the date of signature of the Agreement at the beginning of the document.

Party A:	Shanghai Dianguang Media Transmission Co., Ltd (sealed)

Party B:	Juanjuan Tang

(Signature)
Non-compete Agreement Signature Page

APPENDIX 5.
NON-DISCLOSURE AGREEMENT

Non-Disclosure Agreement

Party A:	Shanghai Dianguang Media Transmission Co., Ltd

Party B:	Jinyu Fan	Identity card number: 310104195808141612
WHEREAS:
Party B, as an employee of Party A and during the course of carrying out duties for Party A, will or may be exposed to trade secrets, technical know-how or other confidential information belonging to Party A or its related companies. Party B acknowledges and agrees to the following terms protecting the Confidential Information of Party A.
“Confidential Information” as used in this Agreement shall refer to business, technical and management information (and confidential information in other forms) not known by the general public, which has potential beneficial value as well as actual value to Party A and other entities in which Party A has ownership, and which is hereby deemed confidential. During Party B’s term of employment with Party A, Party A’s business, technological and management information (and confidential information in other forms) that is received by Party B shall mean, but not be limited to, the following types of information of Party A (whether such information was obtained by Party A itself or obtained from other parties by virtue of disclosure):
1.	Patented technology;

2.	Non-patented technology;

3.	Know-how;

4.	Short-term and long-term business and product plans and strategies, relevant information about market research and forecast;

5.	Existing and potential product descriptions, designs, cost structures, pricing, strategies, schedules, purchase orders, product launches and market share information;

6.	Financial information including profit and loss statements, sales figures, profits, budgets and financial proposals;

7.	Technical information related to customer demand, design expertise, production and testing, troubleshooting, quality control and computer processes;

8.	Detailed human resources information such as staff planning, names of employees, telephone numbers and e-mail addresses, job titles, reporting lines, job descriptions and job skills;

9.	Names of existing and potential clients and partners, information obtained from third parties (including clients and partners) subject to confidentiality agreements;
10.	Or all materials marked “Party A’s Proprietary Information”, “Party A’s Confidential Information”, “For Party A’s Internal Use Only” or similar language on other documents of Party A;

11.	Party B shall maintain the confidentiality of methodology (such as management methods, etc.) that are disclosed to Party B during the course of employment.
The foregoing Confidential Information shall not include information related to Party A that Party B obtains from third parties through legal channels or from the public domain or information that is already known by Party B.
     In order to protect the Confidential Information of Party A, the Parties agree as follows:
(1) Party B acknowledges that the Confidential Information of Party A is a valuable asset with commercial and industrial uses which has the potential to bring economic benefits to Party A and which is not intended for disclosure to the general public.
(2) Party B acknowledges that Party A has established procedures and adopted measures to protect the Confidential Information, and the former undertakes to abide by and comply with such procedures and measures.
(3) Party B acknowledges that the disclosure of Party A’s Confidential Information without the authorization of Party A or the divulging of the same will be injurious to the interests of Party A, and may assist Party B or third parties in receipt of such Confidential Information to obtain ill-gotten gains.
(4) Party B undertakes that he shall not, at any time during his employment with Party A and after the discharge of the employment relationship with Party A, engage in, directly or indirectly, in whole or in part (unless Party B has already obtained prior written permission from Party A or unless Party B has sufficient evidence to prove such information is already in the public domain), any of the following actions with respect to the Confidential Information of Party A:
i. disclose or divulge Confidential Information to anyone for whom receipt of the same has not been authorized by Party A ;
ii. announce or release the Confidential Information to any public media which has not been approved by Party A;
iii. re-use the Confidential Information in any manner for Party B’s personal purposes or for profit-making by others.

(5) Party B undertakes that he shall not, at any time during his employment with Party A and after the discharge of the employment relationship with Party A, transmit confidential materials containing Party A’s Confidential Information outside the workplace of Party A, or assist in the transmitting thereof unless prior written permission from Party A has been obtained. The term “transmit” as used herein shall include but not be limited to physical transfer, illegal duplication, transmission of information through various modes of communication, transmission of information through various network interfaces, etc.
(6) Party B undertakes that during the term of his employment with Party A, duplication of documents in any form containing Party A’s Confidential Information shall be made out of necessity relating to Party B’s work rather than for other purposes. Duplication procedures shall comply with Party A’s confidentiality measures.
(7) Party B shall, prior to the discharge or termination of the employment relationship with Party A, deliver to the recipient designated by Party A at Party A’s request all materials, originals and duplicates of documents belonging to Party A which are in the Party B’s possession or under Party B’s control and management.
(8) The foregoing confidentiality obligations shall be applicable to materials, data and information which have been provided to Party A by third parties with accompanying restrictions on their use, duplication or disclosure.
(9) Party B undertakes that, if it should discover that the Confidential Information of Party A is being infringed upon by means of unauthorized use or disclosure, Party B shall immediately notify Party A and take reasonable measures to assist Party A to prevent further infringement.
(10) Party B acknowledges that if any acts of breach under the Agreement result in the infringement of Party A’s intellectual property rights or leads to circumstances involving unfair competition; it shall bear responsibility for all consequential losses of Party A arising therefrom.
(11) Party A may assign the Agreement to its subsidiaries, branches or representative offices. In the event that Party B is transferred within any of the above-mentioned companies, the Agreement shall automatically be assigned to the new employer entity without requiring the signature of Party B; provided, however, that if the new employer entity should request a new agreement, both parties shall negotiate the signing of the same.
(12) The Agreement constitutes the sole document with respect to the employment of Party B by Party A. It shall take effect on the effective date set forth herein after it is signed/sealed by the parties. The Agreement comprises two originals, of which each party shall retain one original. The period of validity shall comprise the entire period of Party B’s employment with Party A and five years after the termination of the employment relationship between Party B and Party A. Party A shall terminate the Agreement in writing.
(13) The Agreement shall be governed by and receive the protection of the laws of the People’s Republic of China. If a dispute arises between the Parties to the Agreement and negotiations are unsuccessful, then either Party may submit an application for arbitration to the Beijing Municipal Labor Dispute Arbitration Commission. Any Party which refuses to comply with the arbitral award may request a judgment thereon from the People’s Court.
[The remainder of this page is left blank]

(No substantive text on this page)

Party A: Shanghai Dianguang Media	Party B: Jinyu Fan

Transmission Co., Ltd

Seal:	Signature:
Date: April 8, 2008
Venue: Building 15, No.118 Qinghai Road, Shanghai
[Signature Page of the Non-Disclosure Agreement]

Non-Disclosure Agreement

Party A:	Shanghai Dianguang Media Transmission Co., Ltd

Party B:	Juanjuan Tang	Identity card number: 310103195712232046
WHEREAS:
Party B, as an employee of Party A and during the course of carrying out duties for Party A, will or may be exposed to trade secrets, technical know-how or other confidential information belonging to Party A or its related companies. Party B acknowledges and agrees to the following terms protecting the Confidential Information of Party A.
“Confidential Information” as used in this Agreement shall refer to business, technical and management information (and confidential information in other forms) not known by the general public, which has potential beneficial value as well as actual value to Party A and other entities in which Party A has ownership, and which is hereby deemed confidential. During Party B’s term of employment with Party A, Party A’s business, technological and management information (and confidential information in other forms) that is received by Party B shall mean, but not be limited to, the following types of information of Party A (whether such information was obtained by Party A itself or obtained from other parties by virtue of disclosure):
1.	Patented technology;

2.	Non-patented technology;

3.	Know-how;

4.	Short-term and long-term business and product plans and strategies, relevant information about market research and forecast;

5.	Existing and potential product descriptions, designs, cost structures, pricing, strategies, schedules, purchase orders, product launches and market share information;

6.	Financial information including profit and loss statements, sales figures, profits, budgets and financial proposals;

7.	Technical information related to customer demand, design expertise, production and testing, troubleshooting, quality control and computer processes;

8.	Detailed human resources information such as staff planning, names of employees, telephone numbers and e-mail addresses, job titles, reporting lines, job descriptions and job skills;

9.	Names of existing and potential clients and partners, information obtained from third parties (including clients and partners) subject to confidentiality agreements;

10.	Or all materials marked “Party A’s Proprietary Information”, “Party A’s Confidential Information”, “For Party A’s Internal Use Only” or similar language on other documents of Party A;

11.	Party B shall maintain the confidentiality of methodology (such as management methods, etc.) that are disclosed to Party B during the course of employment.
The foregoing Confidential Information shall not include information related to Party A that Party B obtains from third parties through legal channels or from the public domain or information that is already known by Party B.
     In order to protect the Confidential Information of Party A, the Parties agree as follows:
(1) Party B acknowledges that the Confidential Information of Party A is a valuable asset with commercial and industrial uses which has the potential to bring economic benefits to Party A and which is not intended for disclosure to the general public.
(2) Party B acknowledges that Party A has established procedures and adopted measures to protect the Confidential Information, and the former undertakes to abide by and comply with such procedures and measures.
(3) Party B acknowledges that the disclosure of Party A’s Confidential Information without the authorization of Party A or the divulging of the same will be injurious to the interests of Party A, and may assist Party B or third parties in receipt of such Confidential Information to obtain ill-gotten gains.
(4) Party B undertakes that he shall not, at any time during his employment with Party A and after the discharge of the employment relationship with Party A, engage in, directly or indirectly, in whole or in part (unless Party B has already obtained prior written permission from Party A or unless Party B has sufficient evidence to prove such information is already in the public domain), any of the following actions with respect to the Confidential Information of Party A:
i. disclose or divulge Confidential Information to anyone for whom receipt of the same has not been authorized by Party A;
ii. announce or release the Confidential Information to any public media which has not been approved by Party A;

iii. re-use the Confidential Information in any manner for Party B’s personal purposes or for profit-making by others.
(5) Party B undertakes that he shall not, at any time during his employment with Party A and after the discharge of the employment relationship with Party A, transmit confidential materials containing Party A’s Confidential Information outside the workplace of Party A, or assist in the transmitting thereof unless prior written permission from Party A has been obtained. The term “transmit” as used herein shall include but not be limited to physical transfer, illegal duplication, transmission of information through various modes of communication, transmission of information through various network interfaces, etc.
(6) Party B undertakes that during the term of his employment with Party A, duplication of documents in any form containing Party A’s Confidential Information shall be made out of necessity relating to Party B’s work rather than for other purposes. Duplication procedures shall comply with Party A’s confidentiality measures.
(7) Party B shall, prior to the discharge or termination of the employment relationship with Party A, deliver to the recipient designated by Party A at Party A’s request all materials, originals and duplicates of documents belonging to Party A which are in the Party B’s possession or under Party B’s control and management.
(8) The foregoing confidentiality obligations shall be applicable to materials, data and information which have been provided to Party A by third parties with accompanying restrictions on their use, duplication or disclosure.
(9) Party B undertakes that, if it should discover that the Confidential Information of Party A is being infringed upon by means of unauthorized use or disclosure, Party B shall immediately notify Party A and take reasonable measures to assist Party A to prevent further infringement.
(10) Party B acknowledges that if any acts of breach under the Agreement result in the infringement of Party A’s intellectual property rights or leads to circumstances involving unfair competition; it shall bear responsibility for all consequential losses of Party A arising therefrom.
(11) Party A may assign the Agreement to its subsidiaries, branches or representative offices. In the event that Party B is transferred within any of the above-mentioned companies, the Agreement shall automatically be assigned to the new employer entity without requiring the signature of Party B; provided, however, that if the new employer entity should request a new agreement, both parties shall negotiate the signing of the same.

(12) The Agreement constitutes the sole document with respect to the employment of Party B by Party A. It shall take effect on the effective date set forth herein after it is signed/sealed by the parties. The Agreement comprises two originals, of which each party shall retain one original. The period of validity shall comprise the entire period of Party B’s employment with Party A and five years after the termination of the employment relationship between Party B and Party A. Party A shall terminate the Agreement in writing.
(13) The Agreement shall be governed by and receive the protection of the laws of the People’s Republic of China. If a dispute arises between the Parties to the Agreement and negotiations are unsuccessful, then either Party may submit an application for arbitration to the Beijing Municipal Labor Dispute Arbitration Commission. Any Party which refuses to comply with the arbitral award may request a judgment thereon from the People’s Court.
[The remainder of this page is left blank]

(No substantive text on this page)

Party A: Shanghai Dianguang Media	Party B: Juanjuan Tang
Transmission Co., Ltd

Seal:	Signature:
Date: April 8, 2008
Venue: Building 15, No.118 Qinghai Road, Shanghai
[Signature Page of the Non-Disclosure Agreement]

APPENDIX 6.
DISCLOSURE LETTER
[None]

APPENDIX 7.
FINANCIAL REPORTS

Balance Sheet

Compiled by: Shanghai Dianguang Transmission Co., Ltd.	December 31st, 2006	Cai Kuai Nian Qi Sheet 01 Monetary Unit Yuan

		Opening	Closing
		Balance of	Balance of
Item	Line No.	Year	Year
Monetary Fund	1.00	5154203.84	1545561.81
Short-term Investment	2.00	0.00	0.00
Notes Receivable	3.00	0.00	0.00
Dividends Receivable	4.00	0.00	0.00
Interests Receivable	5.00	0.00	0.00
Accounts Receivable	6.00	268591.40	176947.00
Other Receivables	7.00	2413251.75	9503751.27
Prepayment	8.00	0.00	0.00
Futures Margin	9.00	0.00	0.00
Subsidy Payments Receivable	10.00	0.00	0.00
Export Rebate Receivable	11.00	0.00	0.00
Inventories	12.00	0.00	0.00
Including: Raw Materials	13.00	0.00	0.00
Commodity Stocks (Finished Commodities)	14.00	0.00	0.00
Deferred Expenses	15.00	6512040.10	25165042.18
Net Losses of Current Assets in Suspense	16.00	0.00	0.00
Long-term Debt Investment due within a Year	17.00	0.00	0.00
Other Current Assets	18.00	0.00	0.00
Total Current Assets	19.00	14348087.09	36391302.26
Long-term Investment	20.00	0.00	0.00
Including: Long-term Equity Investment due within a Year	21.00	0.00	0.00
Long-term Debt Investment	22.00	0.00	0.00
* Consolidated Difference	23.00	0.00	0.00
Total Long-term Investment	24.00	0.00	0.00
Original Value of Fixed Assets	25.00	66036.24	128328.62
Less: Accumulated Depreciation	26.00	17752.88	35068.05
Net Value of Fixed Assets	27.00	48283.36	93260.57
Less: Reserves for Fixed Assets Impairment	28.00	0.00	0.00
Net Fixed Assets	29.00	48283.36	93260.57
Engineering Materials	30.00	0.00	0.00
Construction in Process	31.00	0.00	0.00
Liquidation of Fixed Assets	32.00	0.00	0.00
Net Losses of Fixed Assets in Suspense	33.00	0.00	0.00
Total Fixed Assets	34.00	48283.36	93260.57
Intangible Assets	35.00	0.00	0.00
Including: Land-use Right	36.00	0.00	0.00
Long-term Deferred Expenses (Deferred Assets)	37.00	0.00	0.00
Including: Repair of Fixed Assets	38.00	0.00	0.00
Improvement of Fixed Assets	39.00	0.00	0.00
Circulation Right for Equity Separation	40.00	0.00	0.00
Other Long-term Assets	41.00	0.00	0.00
Including: Special Reserve Materials	42.00	0.00	0.00
Total Intangible and Other Assets	43.00	0.00	0.00
Deferred Tax Debits	44.00	0.00	0.00
Total Assets	45.00	14396370.45	36484562.83

		Opening	Closing
		Balance of	Balance of
Item	Line No.	Year	Year
Short-term Loans	46.00	8000000.00	8000000.00
Notes Payable	47.00	0.00	0.00
Accounts Payable	48.00	0.00	659180.00
Accounts Received in Advance	49.00	0.00	0.00
Accrued Payroll	50.00	0.00	0.00
Welfare Benefits Payable	51.00	0.00	0.00
Dividends Payable (Profits Payable)	52.00	0.00	0.00
Interests Payable	53.00	0.00	0.00
Taxes Payable	54.00	23825.64	201722.93
Other Accounts Payable	55.00	0.00	14466.19
Other Payables	56.00	201254.00	20894476.72
Accrued Expenses	57.00	0.00	0.00
Estimated Liabilities	58.00	0.00	0.00
Deferred Income	59.00	0.00	0.00
Long-term Liabilities due within a Year	60.00	0.00	0.00
Warrants Payable	61.00	0.00	0.00
Other Current Liabilities	62.00	0.00	0.00
Total Current Liabilities	63.00	8225079.64	29769845.84
Long-term Loans	64.00	0.00	0.00
Bonds Payable	65.00	0.00	0.00
Long-term Payable	66.00	0.00	0.00
Special Payables	67.00	0.00	0.00
Other Long-term Liabilities	68.00	0.00	0.00
Including: Special Reserve Fund	69.00	0.00	0.00
Total Long-term Liabilities	70.00	0.00	0.00
Deferred Tax Credits	71.00	0.00	0.00
Total Liabilities	72.00	8225079.64	29769845.84
* Minority Interests	73.00	0.00	0.00
Paid-up Capital (Stock)	74.00	5000000.00	5000000.00
State Capital	75.00	0.00	0.00
Collective Capital	76.00	0.00	0.00
Corporate Capital	77.00	0.00	0.00
Including: State-owned Corporate Capital	78.00	0.00	0.00
Collective Corporate Capital	79.00	0.00	0.00
Personal Capital	80.00	5000000.00	5000000.00
Foreign Capital	81.00	0.00	0.00
Capital Reserves	82.00	0.00	0.00
Surplus Reserves	83.00	431997.96	1500572.53
Including: Statutory Public Welfare Funds	84.00	431997.96	—
*Unrecognized Investment Losses (presented by “-”)	85.00	0.00	0.00
Undistributed Profits	86.00	739292.85	214144.46
Including: Cash Dividends	87.00	0.00	0.00
Foreign Exchange Financial Statements Translation Difference	88.00	0.00	0.00
Subtotal of Owner’s Equity	89.00	6171290.81	6714716.99
Less: Impairment of Assets	90.00	0.00	0.00
Total Owner’s Equity (after eliminating Impairment of Assets)	91.00	6171290.81	6714716.99
Total Liabilities and Owner’s Equity	92.00	14396370.45	36484562.83
Note: Items with * in the table are for the specific use of consolidated financial statements.

Profits and Profit Appropriation Statement

Cai Kuai Nian Qi Sheet 02
Compiled by: Shanghai Dianguang
Transmission Co., Ltd.	2006	Monetary Unit Yuan

		Actual	Actual
	Line	Amount of	Amount of
Item	No.	Last Year	Current Year
I. Main Operating Income	1.00	24048167.50	34317009.09
Including: Export Products (Commodity) Sales Revenue	2.00	0.00	0.00
Imported Products (Commodity) Sales Revenue	3.00	0.00	0.00
Less: Discounts and Allowance	4.00	0.00	0.00
II. Net Income from Main Operating Income	5.00	24048167.50	34317009.09
Less: (I) Main Operating Costs	6.00	21660705.97	10638272.82
Including: Costs of Sales of Export Products (Commodity)	7.00	0.00	0.00
(II) Tax and Extra Charges on Main Business	8.00	188076.80	480188.30
(III) Operating Expenses	9.00	959481.96	1098601.85
(IV) Others	10.00	0.00	0.00
Add: (I) Deferred Income	11.00	0.00	0.00
(II) Income from purchase and sales commission	12.00	0.00	0.00
(III) Others	13.00	0.00	0.00
III. Main Operating Profits (Losses are presented by “-”)	14.00	1239902.77	22099946.12
Add: Other Operating Profits (Losses are presented by “-”)	15.00	0.00	0.00
Less: (I) Operating Expenses	16.00	0.00	0.00
(II) Administrative Expenses	17.00	620484.38	642510.47
Including: Business Entertainment Expenses	18.00	121555.30	338908.90
Research and Development Expenses	19.00	0.00	0.00
(III) Financial Expenses	20.00	364485.24	466277.90
Including: Interest Expenses	21.00	374929.50	484689.50
Interest Income	22.00	11145.46	18835.90
Net Exchange Losses (Net income is presented by “-”)	23.00	0.00	0.00
(IV) Others	24.00	0.00	0.00
IV. Operating Profits (Losses are presented by “-”)	25.00	254933.15	20991157.75

		Actual	Actual
	Line	Amount of	Amount of
Item	No.	Last Year	Current Year
Add: (I) Investment Proceeds (Losses are presented by “-”)	26.00	0.00	0.00
(II) Futures Return (Losses are presented by “-”)	27.00	0.00	0.00
(III) Subsidy Income	28.00	0.00	0.00
Including: deficit enterprise allowance income before subsidy	29.00	0.00	0.00
(IV) Non-operating Income	30.00	0.00	31254.40
Including: Net Return on Disposal of Fixed Assets	31.00	0.00	0.00
Return on Non-monetary Transactions	32.00	0.00	0.00
Return on Sales of Intangible Assets	33.00	0.00	0.00
Net Income of Penalty	34.00	0.00	0.00
(V) Others	35.00	0.00	0.00
Including: remedy profit with the Contracted Performance-linked Salary in the previous years	36.00	0.00	0.00
Less: (I) Non-operating Expenses	37.00	0.00	0.00
Including: Net Losses on Disposal of Fixed Assets	38.00	0.00	0.00
Loss on Sales of Intangible Assets	39.00	0.00	0.00
Penalty Expenses	40.00	0.00	0.00
Donation Expenses	41.00	0.00	0.00
(II) Other Expenses	42.00	0.00	0.00
Including: Balance Carried Forward from Contracted Performance-linked Salary	43.00	0.00	0.00
V. Total Profits (Total losses are presented by “-”)	44.00	254933.15	21022412.15
Less: Income Tax	45.00	84127.94	168910.44
* Minority Interests	46.00	0.00	0.00
Add: * Unrecognized Investment Losses (presented by “+”)	47.00	0.00	0.00
VI. Net Profit (Net losses are presented by “-”)	48.00	170805.21	20853501.71
Add: (I) Undistributed Profits at the beginning of the year	49.00	2930485.60	739292.85
(II) Surplus Reserves Recover Loss	50.00	0.00	0.00
(III) Other Adjustment Factors	51.00	0.00	-7158.72
Profits Available for Distribution	52.00	3101290.81	21585635.84
Less: (I) Withdrawal Statutory Surplus Reserves	53.00	431997.96	1068574.57
(II) Appropriation of Statutory Public Welfare Funds	54.00	0.00	—
(III) Appropriation of Staff Bonus and Welfare Fund	55.00	0.00	0.00
(IV) Appropriation of Reserves Fund	56.00	0.00	0.00
(V) Appropriation of Enterprise Expansion Fund	57.00	0.00	0.00
(VI) Profits Capitalized on Return of Investment.	58.00	0.00	0.00
(VII) Supplementary Current Assets	59.00	0.00	0.00
(VIII) Profits Reserved for a Single Item	60.00	0.00	0.00
(VIIII) Others	61.00	0.00	0.00

		Actual	Actual
	Line	Amount of	Amount of
Item	No.	Last Year	Current Year
VIII Profits Available for Distribution to Investors	62.00	2669292.85	20517061.27
Less: (I) Preference Stock Dividends Payable	63.00	0.00	0.00
(II) Appropriation of Discretionary Surplus Reserves	64.00	0.00	0.00
(III) Ordinary Stock Dividends Payable (Profits Payable)	65.00	1930000.00	20302916.81
(IV) Ordinary Stock Dividends Transferred to Capital (Stock)	66.00	0.00	0.00
(V) Others	67.00	0.00	0.00
VIIII. Undistributed Profits	68.00	739292.85	214144.46
Including: Losses to be made up from profits before tax in subsequent years (presented by “+”)	69.00	0.00	0.00
Supplementary Information:	70.00
(I) Gain on sale and disposal of a department or an invested enterprise.	71.00	0.00	0.00
(II) Losses due to Natural Disasters (presented by “+”)	72.00	0.00	0.00
(III) Total Increase (Decrease) in Profits due to Accounting Policies Changes	73.00	0.00	0.00
(IV) Total Increase (Decrease) in Profits due to Accounting Estimation Changes	74.00	0.00	0.00
(V) Debt Restructuring Losses (presented by “+”)	75.00	0.00	0.00
(VI) Others	76.00	0.00	0.00
Note: Items with * in the table are for the specific use of consolidated financial statements.

Balance Sheet

Cai Kuai Nian Qi Sheet 01
Compiled by: Shanghai Dianguang	December
Transmission Co., Ltd.	31st, 2007	Monetary Unit: RMB Yuan

			Opening
		Closing	balance at the
	Line	balance at the	beginning of the
Item	No.	end of the year	period
Current Assets:	1.00	—	—
Monetary Fund	2.00	1545561.81	83847.54
ΔTrading Financial Assets	3.00	0.00	0.00
#Short-term Investment	4.00	0.00	0.00
Notes Receivable	5.00	0.00	0.00
Dividends Receivable	6.00	0.00	0.00
Interests Receivable	7.00	0.00	0.00
Accounts Receivable	8.00	176947.00	233564.92
Other Receivables	9.00	9503751.27	6153398.41
Prepayment	10.00	0.00	0.00
Inventories	11.00	0.00	0.00
Including: Raw Materials	12.00	0.00	0.00
Commodity Stocks (Finished Commodities )	13.00	0.00	0.00
Non-current Assets due within a Year	14.00	0.00	0.00
Other Current Assets	15.00	25165042.18	27834433.36
Total Current Assets	16.00	36391302.26	34305244.23
Non-current Assets:	17.00	—	—
ΔFinancial Assets for Sales	18.00	0.00	0.00
ΔHeld-to-maturity Investment	19.00	0.00	0.00
#Long-term Debt Investment	20.00	0.00	0.00
ΔLong-term Receivables	21.00	0.00	0.00
Long-term Equity Investment	22.00	0.00	0.00
# Circulation Right for Equity Separation	23.00	0.00	0.00
ΔInvestment Real Estate	24.00	0.00	0.00
Original Value of Fixed Assets	25.00	128328.62	145894.08
Less: Accumulated Depreciation	26.00	35068.05	57403.39
Net Value of Fixed Assets	27.00	93260.57	88490.69
Less: Reserves for Fixed Assets Impairment	28.00	0.00	0.00
Net Fixed Assets	29.00	93260.57	88490.69
Construction in Process	30.00	0.00	0.00
Engineering Materials	31.00	0.00	0.00
Liquidation of Fixed Assets	32.00	0.00	0.00
ΔManufacturing Biological Assets	33.00	0.00	0.00
ΔOil and Gas Assets	34.00	0.00	0.00
Intangible Assets	35.00	0.00	0.00
Including: Land-use Right	36.00	0.00	0.00
ΔDevelopment Expenses	37.00	0.00	0.00
ΔGoodwill	38.00	0.00	0.00
#*Consolidated Difference	39.00	0.00	0.00
Long-term Deferred Expenses (Deferred Assets)	40.00	0.00	0.00
ΔDeferred Income Tax Assets	41.00	0.00	0.00
#Deferred Tax Debits	42.00	0.00	0.00
Other Non-current Assets (Other Long-term Assets)	43.00	0.00	0.00
Including: Special Reserve Materials	44.00	0.00	0.00
Total Non-current Assets	45.00	93260.57	88490.69
Total Assets	46.00	36484562.83	34393734.92

			Opening
		Closing	balance at the
	Line	balance at the	beginning of the
Item	No.	end of the year	period
Current Liabilities:	47.00	—	—
Short-term Loans	48.00	8000000.00	10000000.00
ΔTrading Financial Liabilities	49.00	0.00	0.00
#Warrants Payable	50.00	0.00	0.00
Notes Payable	51.00	0.00	0.00
Accounts Payable	52.00	659180.00	8844882.00
Accounts Received in Advance	53.00	0.00	0.00
Staff Salaries Payable	54.00	0.00	44912.03
Including: Accrued Payroll	55.00	0.00	0.00
Welfare Benefits Payable	56.00	0.00	44912.03
Taxes and Charges Payable	57.00	216189.12	165.03
Including: Taxes Payable	58.00	201722.93	165.03
Interests Payable	59.00	0.00	0.00
Dividends Payable	60.00	0.00	0.00
Other Payables	61.00	20894476.72	8544013.02
Non-current Liabilities due with a Year	62.00	0.00	0.00
Other Current Liabilities	63.00	0.00	0.00
Total Current Liabilities	64.00	29769845.84	27433972.08
Non-current Liabilities:	65.00	—	—
Long-term Loans	66.00	0.00	0.00
Bonds Payable	67.00	0.00	0.00
Long-term Payable	68.00	0.00	0.00
Special Payables	69.00	0.00	0.00
Estimated Liabilities	70.00	0.00	0.00
ΔDeferred Income Tax Liabilities	71.00	0.00	0.00
#Deferred Tax Credits	72.00	0.00	0.00
Other non-current Liabilities	73.00	0.00	0.00
Including: Special Reserve Fund	74.00	0.00	0.00
Total Non-current Liabilities	75.00	0.00	0.00
Total Liabilities	76.00	29769845.84	27433972.08

			Opening
		Closing	balance at the
	Line	balance at the	beginning of the
Item	No.	end of the year	period
Owner’s Equity (or Shareholder’s Equity):	77.00	—	—
Paid-up Capital (Stock)	78.00	5000000.00	5000000.00
State Capital	79.00	0.00	0.00
Collective Capital	80.00	0.00	0.00
Corporate Capital	81.00	0.00	0.00
Including: State-owned Corporate Capital	82.00	0.00	0.00
Collective Corporate Capital	83.00	0.00	0.00
Personal Capital	84.00	5000000.00	5000000.00
Foreign Capital	85.00	0.00	0.00
Capital Reserves	86.00	0.00	0.00
Less: Treasury Stock	87.00	0.00	0.00
Surplus Reserves	88.00	1500572.53	1500572.53
ΔGeneral Risks Reserves	89.00	0.00	0.00
* #Unrecognized Investment Losses (presented by “-”)	90.00	0.00	0.00
Undistributed Profits	91.00	214144.46	459190.31
Including: Cash Dividends	92.00	0.00	0.00
*Foreign Exchange Financial Statements Translation Difference	93.00	0.00	0.00
Total Owner’s Equity Attributable to Owner of Parent Company	94.00	6714716.99	6959762.84
* Minority Interests	95.00	0.00	0.00
Total Owner’s Equity	96.00	6714716.99	6959762.84
#Less: Losses of Assets	97.00	0.00	0.00
Total Owner’s Equity (after eliminating Impairment of Assets)	98.00	6714716.99	6959762.84
Total Liabilities and Owner’s Equity	99.00	36484562.83	34393734.92
Note: Items with * in the table are for the specific use of financial statements; items with Δ in the table are for the specific use of enterprises implementing New Accounting Rules, other enterprises need not fill in it; items with # in the table are for the specific use of enterprises implementing the Corporate Accounting System, other enterprises implementing New Accounting Rules need not fill in it.

Income Statement

Cai Kuai Nian Qi Sheet 02
Compiled by: Shanghai Dianguang
Transmission Co., Ltd.	2007	Monetary Unit: RMB Yuan

		Amount of
	Line	Current	Amount of
Item	No.	Period	Last Period
I. Total Operating Income	1.00	39556836.23	34317009.09
Including: Operating Income	2.00	39556836.23	34317009.09
Including: Main Operating Income	3.00	39556836.23	34317009.09
Other Business Income	4.00	0.00	0.00
II. Total Operating Costs	5.00	39191096.16	13325851.34
Including: Operating Costs	6.00	35755924.22	10638272.82
Including: Main Operating Costs	7.00	35755924.22	10638272.82
Other Operating Costs	8.00	0.00	0.00
Business Tax and Extra Charges	9.00	281413.54	480188.30
Sales Expenses	10.00	881571.83	1098601.85
Administrative Expenses	11.00	1642492.07	642510.47
Including: Business Entertainment Expenses	12.00	523202.40	338908.90
Research and Development Expenses	13.00	0.00	0.00
Financial Expenses	14.00	629694.50	466277.90
Including: Interest Expenses	15.00	606735.87	484689.50
Interest Income	16.00	22601.63	18835.90
Net Exchange Loss (Net income is presented by “-”)	17.00	0.00	0.00
ΔLosses on Impairment of Assets	18.00	0.00	0.00
Others	19.00	0.00	0.00
Add: Profit and Loss from Fair Value Changes (Losses are presented by “-”)	20.00	0.00	0.00
Return on Investment (Losses are presented by “-”)	21.00	0.00	0.00
Including: Investment Proceeds in Associated Enterprises and Joint Ventures	22.00	0.00	0.00

		Amount of
	Line	Current	Amount of
Item	No.	Period	Last Period
III. Operating Profits (Losses are presented by “-”)	23.00	365740.07	20991157.75
Add: Non-operating Income	24.00	31254.40	0.00
Including: Gains on Disposal of Non-current Assets	25.00	0.00	0.00
Gains on Non-monetary Assets Exchange (Return on Non-monetary Transactions)	26.00	0.00	0.00
Governmental Subsidy (Subsidy Income)	27.00	0.00	0.00
Debt Restructuring Gains	28.00	0.00	0.00
Less: Non-operating Expenses	29.00	0.00	0.00
Including: Losses on Disposal of Non-current Assets	30.00	0.00	0.00
Losses on Non-monetary Assets Exchange (Losses on Non-monetary Transactions)	31.00	0.00	0.00
Losses of Debt Restructuring	32.00	0.00	0.00
IV. Total Profits (Total losses are presented by “-”)	33.00	396994.47	20991157.75
Less: Income Tax Expenses	34.00	0.00	0.00
Add: *#Unrecognized Investment Losses	35.00	0.00	0.00
. Net Profits (Net losses are presented by “-”)	36.00	396994.47	20991157.75
Less: * Minority Interests	37.00	0.00	0.00
VI. Net Profits Attributable to Owners of Parent Company	38.00	0.00	0.00
VII. Earnings Per Share	39.00	0.00	0.00
Basic Earnings Per Share	40.00	0.00	0.00
Diluted Earnings Per Share	41.00	0.00	0.00
Note: Items with * in the table are for the specific use of financial statements; items with Δ in the table are for the specific use of enterprises implementing New Accounting Rules, other enterprises need not fill in it; items with # in the table are for the specific use of enterprises implementing the Corporate Accounting System, other enterprises implementing New Accounting Rules need not fill in it.

APPENDIX 8.
EXISTING TELEVISION PROGRAMS
1. Xin Yule Yingyuan on the News and Entertainment Channel of Shanghai TV